UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934
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Albany Molecular Research, Inc.

(Name of Registrant as Specified in Its Charter)

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ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

April 28, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Albany Molecular Research, Inc. to be held on Wednesday, June 1, 2016 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully. Following the formal portion of the meeting, we will review our operations, report on 2015 financial results and discuss our plans for the future.

Your vote is important to us. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you please complete, date, and sign the enclosed proxy card and return it as promptly as possible in the envelope provided. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,

William S. Marth
President and Chief Executive Officer

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2016

To the Stockholders of Albany Molecular Research, Inc.,

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the “Company” or “AMRI”), will be held on Wednesday, June 1, 2016 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect three Class III Directors of the Company, to serve until the 2019 Annual Meeting of Stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2016 fiscal year;
3.	To approve the Company’s Senior Executive Cash Incentive Bonus Plan;
4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and
5.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s Common Stock, par value $.01 per share, at the close of business on April 14, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All Stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy card which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting.

In the event there are not sufficient shares to be voted in favor of any of the foregoing Proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Lori M. Henderson
Senior Vice President, General Counsel and Secretary

Albany, New York
April 28, 2016

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2016

April 28, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 1, 2016 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 or at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2015, is being mailed together with this proxy statement to all Stockholders of the Company entitled to vote at the Annual Meeting. The Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are first being mailed to Stockholders of the Company on or about April 28, 2016 in connection with the solicitation of proxies for the Annual Meeting. Copies of the Annual Meeting Materials will also be available on the Company’s website at www.amriglobal.com.

At the Annual Meeting, Stockholders will be asked to consider and vote upon the following matters:

1.	To elect three Class III Directors of the Company, to serve until the 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2016 fiscal year;
3.	To approve the Company’s Senior Executive Cash Incentive Bonus Plan;
4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and
5.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”) at the close of business on April 14, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 35,703,100 shares of Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock outstanding as of the Record Date are entitled to one vote per share on any Proposal presented at the Annual Meeting. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose. Execution of the proxy will not in any way affect a Stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of the Company before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than such Stockholder’s proxy card, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori Henderson, Secretary, before the taking of the vote at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Stockholders of the Company are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. The persons named as attorneys-in-fact in the proxies, William S. Marth and Lori M. Henderson, were selected by the Board of Directors of the Company (the “Board of Directors”) and are officers of the Company. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxy cards will be voted “FOR” each of Proposals 1 through 4. It is not anticipated that any matters other than those described herein will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A representative from Computershare will serve as the Inspector of Elections and will count all votes and ballots.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of nine (9) members and is divided into three classes, with three Class I Directors (Una S. Ryan, Ph.D., O.B.E., Arthur J. Roth, CPA, and Anthony J. Maddaluna, B.S.Ch.E, M.B.A.), two Class II Directors (Kevin O’Connor and William S. Marth) and four Class III Directors (Thomas E. D’Ambra, Ph.D., Veronica G.H. Jordan, Ph.D., David H. Deming and Gerardo Gutierrez). Directors serve for three year terms with one class of directors being elected by the Company’s Stockholders at each Annual Meeting.

Gerardo Gutierrez was appointed to the Board of Directors on July 16, 2015, effective immediately. Gabriel Leung resigned from the Board of Directors and the Company’s Audit Committee on February 3, 2016. David H. Deming was appointed to the Board of Directors on February 17, 2016, effective immediately, and to the Company’s Audit Committee and Compensation Committee on March 2, 2016. Anthony J. Maddaluna was appointed to the Board of Directors on February 4, 2016, effective immediately. Kenneth Hagen was appointed to the Board of Directors on February 17, 2016, effective May 2, 2016. Veronica G.H. Jordan, Ph.D. has informed the Company of her intention to retire from the Board of Directors and the Company’s Audit Committee and Compensation Committee, at the expiration of her current term on June 1, 2016, and therefore will not stand for reelection at the Annual Meeting.

At the Annual Meeting, three Class III Directors will be elected to serve until the 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Thomas E. D’Ambra, Ph.D., David H. Deming and Gerardo Gutierrez for election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Dr. D’Ambra, Mr. Deming and Mr. Gutierrez as Class III Directors. Dr. D’Ambra, Mr. Deming and Mr. Gutierrez have agreed to stand for election and to serve, if elected, as directors. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominee who receives the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of plurality. Votes withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation

The Board of Directors of the Company unanimously recommends a vote FOR the election of its nominees as Class III Directors of the Company.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by the nominee and director, the year each nominee’s or continuing director’s current term will expire and each nominee’s and continuing director’s age and current class. Effective May 2, 2016, Kenneth Hagen will join our Board of Directors as a Class I director.

Name	Position with the Company	Age	Year First Became Director
Class III – Nominees for Election
Thomas E. D’Ambra, Ph.D.	Chairman of the Board of Directors	60	1991
David H. Deming(2)(3)	Director	63	2016
Gerardo Gutierrez	Director	62	2015
Class II – Term Expires in 2018
Kevin O’Connor(1)(3)	Director	61	2000
William S. Marth	Director, President and Chief Executive Officer	61	2012
Class I – Term expires in 2017
Una S. Ryan, Ph.D., O.B.E(1)(3)	Director	74	2006
Arthur J. Roth, CPA(1)(2)	Director	76	2003
Anthony J. Maddaluna, B.S.Ch.E, M.B.A.	Director	63	2016
Class III – Term Expires in 2016
Veronica G.H. Jordan, Ph.D.(2)(3)(4)	Director	65	2006

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Dr. Jordan has informed the Board of Directors that she intends to retire at the expiration of her current term on June 1, 2016, and therefore will not stand for re-election at the 2016 Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s executive officers are appointed on an annual basis by, and serve at the discretion of, the Board of Directors. Each executive officer is a full-time employee of the Company. The directors, nominees and executive officers of the Company are as follows:

Name	Age	Position with the Company
William S. Marth	61	President and Chief Executive Officer, Director
Felicia I. Ladin	44	Senior Vice President, Chief Financial Officer and Treasurer
Lori M. Henderson	54	Senior Vice President, General Counsel and Head of Business Development
Steven R. Hagen, Ph.D.	55	Senior Vice President, Head of Global Operations
George Svokos	58	Chief Operating Officer
Thomas E. D’Ambra, Ph.D.*	60	Chairman of the Board of Directors
David H. Deming*	63	Director
Gerardo Gutierrez*	62	Director
Anthony J. Maddaluna	63	Director
Kevin O’Connor	61	Director
Arthur J. Roth, CPA	76	Director
Una S. Ryan, Ph.D., O.B.E.	74	Director

*	Nominee for election.

Effective May 2, 2016, Kenneth Hagen will join our Board of Directors.

BIOGRAPHICAL INFORMATION

Nominees for Election as Class III Directors for Terms to Expire in 2019

Thomas E. D’Ambra, Ph.D., co-founded the Company in 1991 and served as President and Chief Executive Officer until his retirement in 2013. In January 2014, Dr. D’Ambra resumed the role of Chairman of the Board of Directors and currently serves in that capacity. As of February 1, 2016, Dr. D’Ambra resumed employment with the Company in a non-executive capacity. In August 2014, Dr. D’Ambra was appointed to the Albany College of Pharmacy and Health Sciences’ (ACPHS) Board of Trustees and in October 2014 was appointed to the Palace Performing Arts Center Board of Directors in Albany, New York. Prior to co-founding the Company, Dr. D’Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development contract research organization, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989. Dr. D’Ambra holds a B.A. in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. His entrepreneurial skills, strategic vision, leadership ability and in-depth knowledge of our business strategy, industry, product, research and development, operations and employees have been critical to the growth experienced by the Company since its inception.

David H. Deming has served as one of our directors since February 2016. Mr. Deming founded TAG Healthcare Advisors in 2014. Prior to that, Mr. Deming was Principal at Deming & Co., LLC, a company that advised private companies on business strategy, business plans and financing strategies, from September 2012 to March 2013, and Chief Executive Officer of Dimensional SmartNest LLC, a customized retirement solution which Mr. Deming developed and successfully sold to Dimensional Fund Advisors. Previously, Mr. Deming spent over 27 years at JP Morgan Chase and JP Morgan, where he led the healthcare investment banking group for twelve years. He has over 35 years of experience in investment banking, and has focused on the healthcare industry for over 15 years. Mr. Deming also serves on the boards of directors of IRX Therapeutics, a clinical-stage bioresearch company, since May 2014, and Sorrento Therapeutics, an antibody-centric, clinical stage biopharmaceutical company, since April 2015. Mr. Deming graduated from Hobart College with a BA in Economics with Highest Honors, where he served as Chair of the Board of Trustees from 2006 to 2012. Mr. Deming’s broad background in the healthcare industry and prior experience in senior leadership roles at international investment banking firms will directly benefit the Company as we continue to grow both organically and via acquisition.

Gerardo Gutiérrez has served as a director since July 2015, following AMRI’s acquisition of Gadea Grupo Farmacéutico, S.L. Since 1991, Mr. Gutiérrez had been leading Gadea Grupo Farmacéutico, S.L. as Founder, President and Chief Executive Officer. From 1989 to 1991, Mr. Gutiérrez was R&D Director of Química Sintética S.A. in Madrid. From 1981 to 1989, he served as Technical Services Manager at Lilly S.A. in Madrid. In addition, Mr. Gutiérrez serves as the President of Social Council of University of Valladolid, and served as the President of Family Business Association in Castilla y León, from 2012 to 2014 and the President of Pharmaceutical Cluster in Castilla y León, from 2011 to 2013. Mr. Gutiérrez earned his B.Sc. in Chemistry from the Complutense University of Madrid, and his Masters in Production, Operations & Technology Management from the ICADE Business School. Mr. Gutierrez brings to the Board of Directors his extensive knowledge of the life sciences industry.

Incumbent Class I Directors — Terms Expiring 2017

Una S. Ryan, Ph.D., O.B.E. has served as one of our directors since October 2006. Dr. Ryan is Chair of The Bay Area BioEconomy Initiative, a non-profit organization committed to fostering an atmosphere of innovation and collaboration to enhance a vibrant bioeconomy in the San Francisco Bay Area and is Managing Director of Golden Seeds (Silicon Valley), an angel investment firm that seeks above market returns through the empowerment of women entrepreneurs. She is also a partner in Astia Angel, investing in women-led ventures. Previously, Dr. Ryan was President and CEO of Diagnostics for All, Inc. (DFA), developing inexpensive diagnostics for global health and agriculture and President and CEO of Waltham Technologies, Inc., a cleantech/energy start-up. She was also formerly President and CEO of AVANT Immunotherapeutics, Inc., (now Celldex) a company developing vaccines and immunotherapeutics. Dr. Ryan’s board positions also include RenovoRx. She is on the Board of Directors of BayBio and was Chair of MassBio, as well as the Biotechnology Industry Organization (BIO), New England Healthcare Institute,

Board of Associates of the Whitehead Institute, Strategy & Policy Council of the MIT Center for Biomedical Innovation, the Massachusetts Life Sciences Collaborative Leadership Council and Management Science for Health (MSH). Dr. Ryan holds a Ph.D. in Cellular and Molecular Biology from Cambridge University and a B.S. in Zoology, Microbiology and Chemistry from Bristol University. She received an Honorary Doctor of Science degree from Bristol University in 2009. In 2007, Dr. Ryan received the Albert Einstein Award for outstanding achievement in the life sciences. In 2002, Her Majesty Queen Elizabeth II awarded Dr. Ryan the Order of the British Empire (OBE) for services to biotechnology. Dr. Ryan has in depth knowledge of the entire drug development process. We believe her industry and governance expertise and knowledge of the drug development process directly benefits our business.

Arthur J. Roth, CPA, has served as one of our directors since October 2003 and served as Lead Director beginning in 2012 through June 2013. Mr. Roth serves as a tax consultant to the international law firm of Mayer Brown LLP, a position he has held since December 2011. Previously, from 2003 to 2011 he was a tax consultant to the law firm of Hodgson Russ LLP. Mr. Roth served on the Board of Directors and as the Chair of the Audit Committee of First Albany Capital Inc. from October 2003 until August 2006 and served as Commissioner of the New York State Department of Taxation and Finance from 1999 to 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth was a senior consulting director with Coopers and Lybrand from 1992 to 1996 and a founder and managing director of Roth Nobis & Company, a certified public accounting firm serving the manufacturing and service industries, from 1968 to 1992. Mr. Roth serves as a director for MVP Healthcare. Mr. Roth is a certified public accountant and holds a B.A. from Syracuse University. Mr. Roth has expertise in taxation, public accounting, disclosure and financial systems management due to his roles in government and private accounting practice. In addition, Mr. Roth’s executive leadership experience provides him with insights into corporate governance matters. We believe Mr. Roth’s tax and financial expertise and leadership experience benefit the Company significantly.

Anthony J. Maddaluna, B.S.Ch.E, M.B.A., has served as one of our directors since February 2016. Mr. Maddaluna is the Executive Vice President/President of the global pharmaceutical manufacturer, Pfizer Global Supply, a position he has served in since 2011, focusing on plant network strategy, capturing global advantage, business process redesign, and other transformational initiatives. His career with Pfizer spans more than 40 years, having joined Pfizer in 1975 in the Minerals, Pigments, and Metals Division. Subsequently he worked in the Pharmaceutical Division at Pfizer, as a Plant Manager, and as a General Plant Manager before becoming a Vice President of Strategy and Supply Network Transformation in 2008, and Senior Vice President in 2009. Prior to joining Pfizer he worked at the U.S. Environmental Protection Agency and at Johnson & Johnson as an engineer. Mr. Maddaluna currently represents Pfizer on the National Association of Manufacturers (NAM), the largest manufacturing association in the United States. He also serves on the NAM board as a member of the Executive Committee. He holds a B.S. in Chemical Engineering from Northeastern University and an M.B.A. in Management and Organizational Development from Southern Illinois University. Mr. Maddaluna’s leadership ability, knowledge of our industry and significant business acumen make him a valuable member of the Board of Directors.

Incumbent Class II Directors — Terms Expiring 2018

Kevin O’Connor has served as one of our directors since March 2000. Until his retirement in 2013, Mr. O’Connor served as Chief Executive Officer of First Light (formally Tech Valley Communications), a telecommunications company, since July 2000. Mr. O’Connor previously served as the President of the Center for Economic Growth, Inc., a business-sponsored economic development organization, from 1992 through 2000. Mr. O’Connor also served as a Deputy Commissioner for the New York State Department of Economic Development from 1987 to 1992, as a Program Associate for the New York State Governor’s Office from 1984 to 1987 and held various positions in the New York State Division of the Budget and the New York State Department of Health from 1980 to 1984. In addition, Mr. O’Connor also serves as a director of several private companies and non-profit organizations. Mr. O’Connor holds a B.A. in history and an M.A. in public administration from the State University of New York College in Brockport. Mr. O’Connor’s experience as a Chief Executive Officer provides him with skills related to management, finance, compensation, information technology and corporate governance. His government experience provides him with unique insights into economic development, which enables him to make valuable contributions in our Board’s deliberation process, especially in the areas of business strategy, competition, and the marketplace.

William S. Marth has served as one of our directors since May of 2012 and became our President and Chief Executive Officer in January 2014, after briefly serving as the Company’s non-executive Chairman since 2013. In 2013, Mr. Marth served as a senior advisor to Teva Pharmaceuticals, a manufacturer of specialty and generic pharmaceuticals, following his retirement in 2012 as President and Chief Executive Officer of Teva — Americas. He had previously served as President and Chief Executive Officer of Teva North America from January 2008 to June 2010, as President and Chief Executive Officer of Teva USA from January 2005 to January 2008 and Executive Vice President and Vice President of Sales and Marketing for Teva USA. In addition, Mr. Marth worked with several large equity firms providing guidance on their healthcare investments. Mr. Marth is recognized as an industry leader with an unparalleled record of commercial success. He was a key strategist in establishing Teva as a leading specialty pharmaceutical company and being ultimately recognized as the premier worldwide producer of generic pharmaceuticals. He was a member of Teva’s global executive management team and Teva Americas’ board of directors from 2007 to 2012. His experience was global in all core functional areas including Strategic Planning, investor relations, R&D, Supply Chain Management and Regulatory. He also served as the architect of the $6.8 billion Cephalon and $7.4 billion Barr Laboratories acquisitions and integrations. Prior to joining Teva USA, he held various positions with the Apothecon division of Bristol-Myers Squibb. Mr. Marth earned his B.Sc. in Pharmacy from the University of Illinois in 1977 and his M.B.A. in 1989 from the Keller Graduate School of Management, DeVry University. He is a licensed pharmacist and is currently the Chairman of the Board of Directors of Sorrento Therapeutics and director at Galmed and the University of Illinois at Chicago College of Pharmacy (UIC). Previously, Mr. Marth also served as the Chairman of the board of directors of the Generic Pharmaceutical Association (GPhA) in 2008 and 2009 and the American Society for Health-System Pharmacists (ASHP) in 2010, and various boards and committees, including the University of the Sciences in Philadelphia and the Board of Ambassadors for John Hopkins’ Project RESTORE. We believe Mr. Marth’s industry and commercial leadership expertise benefit the Company significantly.

Incumbent Class III Director — Term Expiring 2016

Veronica G. H. Jordan, Ph.D., has served as one of our directors since October 2006 and has indicated her intention to retire from the Board of Directors on June 1, 2016 and will not stand for reelection at the Annual Meeting. Dr. Jordan is an independent consultant providing senior management expertise to companies developing novel healthcare products and services. In 2014, Dr. Jordan was elected to the Board of Directors of Vermillion Inc., a diagnostic and bio-analytical company focused on gynecologic diseases. Previously Dr. Jordan served as President, Chief Executive Officer and board member of Medelle Corporation, a medical device company in the women’s health area. Prior to joining Medelle, Dr. Jordan served 14 years, from 1987 to 2001, as Senior Vice President and before that Vice President at Parexel International Corporation, a global contract pharmaceutical outsourcing organization that provides clinical research, medical marketing and consulting services. Dr. Jordan worked at Biogen Incorporated, from 1981 to 1987, as Product Manager and was ultimately promoted to Director of Marketing and Business Development. Dr. Jordan began her industry career in the R&D labs at Baxter International after earning a B.Sc. in Biochemistry from Cambridge University and a Ph.D. in Biochemistry/Cell Biology from Oxford University, and completing a postdoctoral research fellowship at the Dana Farber Cancer Institute. Dr. Jordan brings a mix of scientific knowledge and executive leadership skills to the Board and has broad knowledge of the global pharmaceutical outsourcing sector. Dr. Jordan’s executive experience provides her with significant financial acumen and knowledge of our industry, including business and compensation practices in our industry, which makes her qualified to serve on our Board and able to make valuable contributions to our compensation committee.

Executive Officers who are not Directors

Felicia I. Ladin joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in February 2015. Ms. Ladin brings more than 20 years of finance, accounting and tax management experience to AMRI. A CPA by training, Ms. Ladin has spent the majority of her career in the pharmaceutical industry, formerly as Senior Vice President, CFO, Global Specialty Medicines at Teva Pharmaceuticals Industries, Ltd. Between 2008 and 2014, Ms. Ladin held positions of increasing responsibility directing Teva’s financial planning and analysis operations, and from 2002 to 2008 was tax director for the U.S. During her 12 year tenure at Teva, Ms. Ladin was instrumental in developing and implementing financial systems and infrastructure through a number of acquisitions, and driving consistency and efficiencies across locations, supporting the Specialty Medicine division’s growth into an $8 billion global business. Ms. Ladin holds a B.S. in Accounting from the University of Delaware and an M.S. in Taxation from Seton Hall University.

Lori M. Henderson has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since 2011 and in 2015 assumed an additional role as the Head of Business Development. Ms. Henderson is responsible for leading all of AMRI’s legal and business development activities for the Company’s locations worldwide, including the United States, Europe and Asia. From 2008 to 2010, she served as General Counsel, Corporate Secretary and Chief Administrative Officer for Rand Worldwide, Inc. where she oversaw the legal, human resource and IT departments of this technology company. From 1999 through 2008 she held increasing positions of responsibility and served as General Counsel, Corporate Secretary and Chief Administrative Officer for Moldflow Corporation, a company operating in the CAD/CAE business with global operations. At Moldflow, Ms. Henderson was responsible for the legal, human resources and IT functions at the Company, and was part of the management team that completed the successful sale of Moldflow to Autodesk in June 2008. Ms. Henderson also served as Corporate Counsel and Secretary at C.P. Clare Corporation and prior to that was an associate at Goodwin Procter LLP, specializing in corporate transactions. Ms. Henderson holds a B.A. from Gordon College and a J.D. from George Washington University.

Steven R. Hagen, Ph.D., has served as our Senior Vice President, Manufacturing, Pharmaceuticals and Operations since 2012 and in 2015 became Senior Vice President, Head of Global Operations. Dr. Hagen is responsible for AMRI’s operations globally, including API and Drug Product manufacturing operations, environmental health and safety (EHS) and procurement. Previously, Dr. Hagen was the Company’s Vice President, Pharmaceutical Development and Manufacturing and was responsible for the Company’s analytical, quality and regulatory affairs. Dr. Hagen joined AMRI in 2005 as Senior Director of analytical quality services. Prior to AMRI, Dr. Hagen began his tenure at Pfizer, Inc. as a Research Scientist and before Pfizer, Inc., Dr. Hagen was an Analytical Biochemist with Ribi ImmunoChem Research, Inc. Dr. Hagen received a B.A. in Biology from Lawrence University, as well as an M.A. in Botany and a Ph.D. in Biochemistry, both from the University of Idaho.

George Svokos serves as the Company’s Chief Operating Officer a position he has held since February 2015. Previously, Mr. Svokos had served as our Chief Commercial Officer, Senior Vice President Sales and General Manager API since January 2014. Prior to joining the Company, Mr. Svokos had been with Teva Pharmaceuticals Industries Ltd. for over 30 years and most recently, he was Senior Vice President of Product and Portfolio Selection, and Business Development, responsible for strategic planning, portfolio selection, new product introductions and business development. From 2011 to 2012, Mr. Svokos was Senior Vice President, US Technical Operations, responsible for strategic planning, manufacturing, supply chain, regulatory and legal compliance, and safety for eleven U.S. dosage form manufacturing facilities, as well as supply of branded and generic products to the U.S. market from overseas plants in Europe, the Middle East, China and India. Before this role, he served as Executive Vice President of Commercial Operations, Teva API, leading the global sales and marketing of Teva’s API division, including a global sales force, with multibillion-dollar sales. Mr. Svokos served in a leadership role for the Drug, Chemical & Associated Technologies Association (DCAT) for over 5 years and served as President of DCAT from November 1, 2014 to October 31, 2015. Mr. Svokos earned an M.B.A. from the University of Missouri and a B.S. in Chemical Engineering from Columbia University.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent public accounting firm for the 2016 fiscal year. The Board of Directors has further directed that management submit the selection of independent auditors for ratification by the Stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our Stockholders.

Vote Required For Approval:

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of KPMG LLP as the Company’s independent auditor for the fiscal year 2016. Abstentions and broker non-votes are not considered votes cast and will therefore have no effect on the vote for this Proposal 2.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the selection of KPMG LLP as the Company’s independent public accounting firm for the fiscal year 2016.

PROPOSAL 3

APPROVAL OF THE SENIOR EXECUTIVE
CASH INCENTIVE BONUS PLAN

The Board has approved, subject to stockholder approval, the adoption of the Senior Executive Cash Incentive Bonus Plan (the “Cash Incentive Plan”). The Company is seeking stockholder approval of the Cash Incentive Plan at the Annual Meeting in order to meet requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and preserve the tax deductibility of certain performance-based awards that are intended by the Company to be deductible.

Section 162(m) generally provides that we may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated executive officers (except for the Chief Financial Officer) in any one year. However, Section 162(m) does not preclude us from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The Cash Incentive Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) and related regulations. Section 162(m) requires that certain material terms of the Cash Incentive Plan be approved by our stockholders. Stockholder approval of the Cash Incentive Plan will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) may be based under the Cash Incentive Plan; (ii) the annual per-participant limit of $5 million for any bonus award; and (iii) the classes of employees eligible to receive awards under the Cash Incentive Plan.

Description of the Cash Incentive Plan

The description of the Cash Incentive Plan set forth below is a summary, does not purport to be complete, and is qualified in its entirety by the provisions of the Cash Incentive Plan itself. The complete text of the Cash Incentive Plan is attached as Appendix A to this Proxy Statement.

Purpose.  The purpose of the Cash Incentive Plan is to establish a program of incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Cash Incentive Plan provides for payment of incentive compensation to executive officers and other eligible employees based on the achievement of one or more performance objectives that are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company and its subsidiaries, units, divisions or groups.

Administration.  The Cash Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary, or any other measurement), establish objective goals for each participant (which may be based on Company, subsidiary, and/or division performance), calculate and determine each participant’s level of attainment of such goals, and calculate the bonus award for each participant based upon such level of attainment. Except as otherwise expressly provided in the Cash Incentive Plan, the Compensation Committee has the full power and authority to construe, interpret, and administer the Cash Incentive Plan, including the power to amend or terminate the Cash Incentive Plan as further described below. The Compensation Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion; it determines to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Cash Incentive Plan. The Company may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

Eligibility.  Participants in the Cash Incentive Plan will be selected by the Compensation Committee for each performance period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. Currently, there are ten (10) executive eligible under the Cash Incentive Plan which includes the Company’s five (5) named executive officers.

Performance Goals.  The Compensation Committee, based upon information to be supplied by management of the Company, will establish for each performance period a “target”, “threshold” and “superior” payment amount. For purposes of the Cash Incentive Plan, the performance period is the fiscal year or fiscal years (or portions thereof) of the Company during which performance is measured to determine the level of attainment of a bonus award. Bonus awards will be earned by each participant based upon the level of attainment of his or her goals during the applicable performance period. As soon as practicable after the end of the applicable performance period, the Compensation Committee will determine the level of attainment of the goals for each participant and the bonus award to be made to each participant, but not later than 74 days after the end of the fiscal year in which such performance period ends.

162(m) Performance Criteria.  The performance goals applicable for bonus awards intended to qualify as performance-based compensation under Section 162(m) (“162(m) Bonus Awards”) will be based on objective performance criteria established by the Compensation Committee (“162(m) Performance Criteria”) and measured in terms of one or more of the following objectives including but not limited to earnings before or after taxes, interest, depreciation, and/or amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Company’s common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital assets, equity or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of common stock of the Company, sales or market shares and number of customers, customer satisfaction, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured either in accordance with GAAP or in accordance with pro forma measures as established by the Company and communicated to the shareholders of the Company.

The foregoing 162(m) Performance Criteria may relate to the Company, one or more of its subsidiaries, or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on a per share or an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. In addition, to the degree consistent with Section 162(m) (or any successor section thereto), the 162(m) Performance Criteria may be calculated without regard to certain items.

Each grant of a 162(m) Bonus Award will specify the 162(m) Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified 162(m) Performance Criteria.

162(m) Bonus Awards.  Unless determined otherwise by the Compensation Committee, each bonus award awarded under the Cash Incentive Plan will be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Cash Incentive Plan to the contrary:

•	No 162(m) Bonus Award may be paid unless and until the stockholders of the Company have approved the Cash Incentive Plan in a manner which complies with the stockholder approval requirements of Section 162(m).
•	A 162(m) Bonus Award may be made only by a committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m)).

•	The performance goals to which a 162(m) Bonus Award is subject must be based solely on 162(m) Performance Criteria. Such performance goals, and the maximum, target, and/or minimum (as applicable) bonus amount payable upon attainment thereof, must be established by the Compensation Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m).
•	No 162(m) Bonus Award may be paid until the Compensation Committee has certified the level of attainment of the applicable performance criteria.
•	The maximum amount paid to any single participant in respect to all 162(m) Bonus Awards in any one fiscal year of the Company shall not exceed $5 million.

Payment of Bonus Awards.  Bonus awards earned during any performance period will be paid as soon as practicable following the end of such performance period, but not later 74 days after the end of the fiscal year in which such performance period ends, and the determination of the amount thereof will be made by the Compensation Committee. Payment of bonus awards will be made in the form of cash. Bonus award amounts earned but not yet paid will not accrue interest. Unless otherwise provided in an employment, severance, or similar agreement between the Company and a participant, payment of any bonus award will be contingent on the participant’s continued employment with the Company until the applicable payment date.

Transferability.  A participant may not assign, sell, encumber, transfer, or otherwise dispose of any rights or interests under the Cash Incentive Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence will be null and void.

Termination or Amendment of Cash Incentive Plan.  The Company may amend, suspend, or terminate the Cash Incentive Plan at any time; provided that no amendment may be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m).

New Plan Benefits.  No payments have yet been made in respect of awards granted under the Cash Incentive Plan. The amount of the actual bonus payments that may be made under the Cash Incentive Plan will be determined by the Compensation Committee in its discretion. It is, therefore, not possible to predict the actual amounts that will be paid to particular individuals in the future under the Cash Incentive Plan.

Vote Required For Approval:

The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required for the approval of the Senior Executive Cash Incentive Bonus Plan. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for your shares to be counted on this Proposal. Abstentions will have the same effect as a vote against, and broker non-votes will have no effect on, this Proposal 3.

Recommendation:

Our Board of Directors unanimously recommends a vote FOR the approval of the Senior Executive Cash Incentive Bonus Plan.

Equity Compensation Plan Table

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2015, including our 1998 Stock Option Plan and our Employee Stock Purchase Plan (“ESPP”):

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,438,940	$8.20	3,981,232	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,438,940	$8.20	3,981,232

(1)	Consists of our 1998 Stock Option Plan, 2008 Stock Option Plan and ESPP. Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(2)	Includes 3,416,706 shares available under the 2008 Stock Option Plan and 564,526 shares available under the ESPP.

PROPOSAL 4

ADVISORY VOTE REGARDING COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is providing Stockholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement. This is commonly known as a “say-on-pay” vote. At the 2011 Annual Meeting of Stockholders, the Company’s Stockholders voted, on a non-binding advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis. In light of this result and after a discussion of the Board of Directors, the Board of Directors determined that the Company will hold future non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such future non-binding, advisory votes on executive compensation. At the Annual Meeting, the Company is presenting to Stockholders the following non-binding, advisory resolution regarding the approval of the compensation of the Company’s named executive officers:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion & Analysis” and in the Summary Compensation Table and subsequent tables found herein, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and Stockholder interests and concerns.

Vote Required For Approval:

The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting at the Annual Meeting is required for approval of this Proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal. Unless otherwise instructed, proxies solicited by the Board of Directors will be voted “FOR” this Proposal. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the vote for this Proposal 4.

Recommendation:

Our Board of Directors unanimously recommends a vote FOR the approval of this Proposal 4 regarding compensation of the Company’s named executive officers.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors and its Committees

The Board of Directors currently consists of nine (9) members. Gerardo Gutierrez was appointed to the Board of Directors on July 16, 2015, effective immediately. Gabriel Leung resigned from the Board of Directors and the Company’s Audit Committee on February 3, 2016. David H. Deming was appointed to the Board of Directors on February 17, 2016, effective immediately, and to the Company’s Audit Committee and Compensation Committee on March 2, 2016. Anthony J. Maddaluna was appointed to the Board of Directors on February 4, 2016, effective immediately. Kenneth Hagen was appointed to the Board of Directors on February 17, 2016, effective May 2, 2016. Veronica G.H. Jordan, Ph.D. has informed the Company of her intention to retire from the Board of Directors and the Company’s Audit Committee and Compensation Committee at the expiration of her current term on June 1, 2016, and therefore will not stand for reelection at the Company’s 2016 Annual Meeting.

The Board of Directors is divided into three classes and each year one of those classes must stand for election. The Board of Directors of the Company held six (6) formal meetings and two (2) voluntary meeting/conference calls during 2015. During 2015, each of the incumbent directors then serving attended 100% of the total number of formal meetings of the Board of Directors. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Nominating Committee”). Each of the incumbent directors then serving attended 100% of the total number of committee meetings of which they were members. The Board is invited to attend annual meetings of stockholders and Thomas E. D’Ambra, Ph.D., William Marth, Kevin O’Connor and Arthur Roth, were in attendance at the Company’s 2015 Annual Meeting of Stockholders.

Independence of Members of the Board of Directors

The Board of Directors has determined that certain of the Company’s non-employee directors serving in 2015, Veronica G. H. Jordan, Ph.D., Gabriel Leung, Kevin O’Connor, Arthur J. Roth, and Una S. Ryan, Ph.D., O.B.E., and the non-employee directors appointed in 2016, David H. Deming, Kenneth Hagen and Anthony J. Maddaluna are independent within the meaning of the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”) and the director independence standards of the Securities and Exchange Commission (“SEC”). Furthermore, the Board of Directors has determined that each member of the Audit and Compensation Committees is independent within the meaning of the director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the heightened director independence standards of the SEC for audit committee members. Thomas E. D’Ambra, Ph.D. became a non-employee director on January 1, 2014 when he retired as the Company’s Chief Executive Officer. On February 1, 2016, Dr. D’Ambra again became an employee of the Company in a non-executive role. Given Dr. D’Ambra’s current shareholdings as well as his former and current employee status, the Board of Directors does not consider Dr. D’Ambra independent within the meaning of the NASDAQ and SEC director independence standards. As the Company’s President and Chief Executive Officer, William S. Marth is also not deemed by the Board of Directors to be independent within the meaning of the NASDAQ and SEC director independence standards and is not eligible to be a member of the Audit Committee. Given Mr. Gutierrez’s current shareholdings as well as his former status as Founder, President and Chief Executive Officer of Gadea Grupo Farmacéutico, S.L., the Board of Directors does not consider Mr. Gutierrez independent within the meaning of the NASDAQ and SEC director independence standards.

Board Leadership Structure

Dr. D’Ambra currently serves as the Chairman of the Board of Directors. The Company believes the appointment in 2014 of Mr. Marth as President and Chief Executive Officer of the Company and Dr. D’Ambra as the Chairman of the Board of Directors is appropriate and effective for the Company given Dr. D’Ambra’s long and successful history as a founder of the Company and his continued commitment and strong leadership.

The Audit Committee

The Audit Committee appoints the independent registered public accounting firm to audit the Company’s financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews the Company’s year-end operating results with management and the independent registered public accounting firm, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants’ independence. The Audit Committee has the right to retain outside independent consultants. The Audit Committee currently consists of Mr. Roth (Chair), Dr. Jordan and Mr. Deming, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. Gabriel Leung resigned from the Board of Directors and the Audit Committee on February 3, 2016. Veronica G.H. Jordan, Ph.D. has informed the Company of her intention to retire from the Board of Directors and its committees at the expiration of her current term on June 1, 2016, and therefore will not stand for reelection at the Company’s 2016 Annual Meeting. Kenneth Hagen will be appointed to the Audit Committee on May 2, 2016 when he effectively joins the Board of Directors. The Board of Directors has determined that Mr. Roth qualifies as an “audit committee financial expert” as such term is defined by the rules adopted by the SEC. The Audit Committee held six (6) meetings during 2015. A copy of the Audit Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee

The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines equity-based awards to be granted to eligible persons under the Company’s Third Amended 2008 Stock Option and Incentive Plan, the Senior Executive Cash Incentive Bonus Plan and Technology Development Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee also reviews and recommends compensation for the Board of Directors. In 2015 the Compensation Committee consisted of Dr. Jordan (Chairwoman), Mr. O’Connor and Dr. Ryan, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. Veronica G.H. Jordan, Ph.D. has informed the Company of her intention to retire from the Board of Directors and its committees at the expiration of her current term on June 1, 2016, and therefore will not stand for reelection at the Company’s 2016 Annual Meeting. Mr. Deming joined the Compensation Committee effective March 2, 2016. The Compensation Committee held six (6) meetings during 2015. A copy of the Compensation Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee has the right to retain and dismiss outside independent consultants. The Company engaged an independent compensation advisor, F.W. Cook (“Cook”), to advise the Compensation Committee during the evaluation of 2015 compensation. In consultation with Cook, the Compensation Committee made certain determinations discussed below regarding 2015 full year compensation levels for executive officers and board members. Cook provided no other services to the Company in 2015 and the Compensation Committee determined that Cook does not have any conflicts of interest in connection with the performance of their services for the Compensation Committee.

The Nominating Committee

The Nominating Committee consists of Messrs. O’Connor (Chair) and Roth, and Dr. Ryan, all of whom are independent for purposes of the listing standards of NASDAQ. The Nominating Committee is responsible for the implementation of the Company’s Corporate Governance Guidelines. The Nominating Committee evaluates the performance of the Chief Executive Officer and the Board of Directors. In addition, the Nominating Committee makes recommendations to the Board of Directors of candidates for election to the Board of Directors. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the minimum qualifications set forth in the Nominating Committee Charter including:

•	the highest personal and professional integrity,
•	demonstrated exceptional ability and judgment,

•	effectiveness, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s Stockholders,
•	the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition,
•	the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve and;
•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director including retaining outside independent consultants. While the Company does not have a formal diversity policy for Board membership, the Board of Directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership. Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

The Nominating Committee may assess the size of the Board of Directors, the need for particular expertise on the Board, the upcoming election cycle of the Board of Directors and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director which may come to the Nominating Committee’s attention through current directors, professional search firms, Stockholders or other persons. The Nominating Committee will consider candidates recommended by Stockholders, when the nominations are properly submitted, under the criteria summarized above. Following verification of the Stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any recommended candidate pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by Stockholders. The Nominating Committee held three (3) meetings during 2015. A copy of the Nominating Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

Board Performance Self-Assessment

Each year the Board of Directors evaluates its performance and effectiveness. Each director completes an evaluation form developed by the Nominating Committee to solicit feedback on specific aspects of the role of the Board of Directors, and its organization, and meetings. The collective ratings and comments are compiled by the Company’s Secretary and presented to the full Board of Directors. Each board committee conducts an annual performance self-assessment through a similar process.

Enterprise Risk Management

The Company has established a Risk Management Committee that employs a number of risk identification and mitigation strategies. The Risk Management Committee has surveyed the business to identify risks, analyze the probability of occurrence and impact to our business of those risks, and oversee mitigation efforts. The Risk Management Committee conducts periodic reviews of ongoing business performance, financial results and future opportunities and risks. The Risk Management Committee reports to the full Board of Directors as necessary.

Stockholder Communication

The Board of Directors welcomes the submission of any comments or concerns from Stockholders and any interested parties. Communications should be addressed to Lori M. Henderson, Secretary, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098 and marked to the attention of the Board of Directors or any of its committees or individual directors.

Code of Ethics and Business Conduct Guidelines

The Company has adopted a Code of Ethics and Business Conduct Guidelines, which is applicable to all directors, officers and employees of the Company. The Code of Ethics and Business Conduct Guidelines is available on the Company’s website, www.amriglobal.com, under the Investor Relations section. Any amendments to, or waivers of, the Code of Ethics and Business Conduct Guidelines which applies to any of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentives, long-term equity incentive grants, a broad-based benefits program, competitive employment agreements and, in some instances, non-recurring perquisites. In 2015, our stockholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the votes cast (excluding abstentions and broker non-votes), 98% were cast in support of the program. In light of this, in reviewing the executive compensation program for 2016, the Compensation Committee decided to retain the general overall program design, which ties a significant portion of the executives’ pay closely with our performance. In the future, the Compensation Committee will continue to consider the executive compensation program in light of changing circumstances and stockholder feedback. This Compensation Discussion and Analysis explains our compensation philosophy and policies and practices with respect to our Chief Executive Officer, Chief Financial Officer, the former Chief Financial Officer and the other three most highly-compensated executive officers for the year ended December 31, 2015, who are collectively referred to as the named executive officers.

Executive Summary — 2015 Results

In early 2015, the Company established aggressive goals related to the growth in contract revenue and operating margin, excluding royalties received based on certain licensed products. Taking into account the 2014 acqusitions, the Board of Directors agreed on performance targets that required at least 33.6% overall growth in contract revenue, and a positive contract operating margin of at least 8.1%. Given the Company’s focus on growth by acquisition, along with further development of profitable revenue achievement across business segments, the Compensation Committee placed equal weighting on the operating income and overall contract revenue targets, with each goal being weighted 50% for calculation of the cash bonus pool. Following the acquisitions of the SSCI/West Lafayette, Indiana and Glasgow, UK businesses from Aptuit in early 2015 and Gadea Pharmaceutical Group from Gadea Grupo Farmacéutico, S.L. in July 2015, the Compensation Committee adjusted the contract revenue and operating margin targets to include the stated expectations for the added businesses, while keeping the weighting levels the same. The overall efforts of the team resulted in the company achieving its “Threshold” contract revenue objective and contract operating margin objective, resulting in cash incentive payments being made to our named executive officers and other employees eligible for our bonus plan at a “Threshold” level.

In early 2015, the Compensation Committee awarded each executive an increase in base salary, which increases were effective April 1, 2015. As in prior years, the Compensation Committee determined to continue the grants of equity awards to the executive staff, in keeping with the evaluation done by the outside advisors to the Compensation Committee of the relative levels of compensation of our executives compared to executives in our chosen peer group and in broader based compensation surveys.

The Objectives of our Executive Compensation Program

The Compensation Committee is composed of independent directors. The primary purpose of the Compensation Committee is to review, oversee, and evaluate our executive compensation policies, strategies and programs.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain key executive talent by providing compensation and benefit opportunities that are comparable to those offered by life science, biotech, research and other technology industry companies of similar size.
•	Provide a competitive total compensation package based on an executive meeting or exceeding annually defined short- and long-term business goals that align with the creation of stockholder value.

•	Recognize, and reward overall business results to align our executives’ goals with those of our stockholders.
•	Foster a shared commitment among executives to meeting departmental and company goals while promoting the Company’s shared core values.

Compensation Philosophy and Principles

It is the philosophy of the Compensation Committee that the executive compensation program be both performance-and market-based, and that a significant portion of compensation be allocated to short- and long-term variable performance-based compensation instruments. Our compensation philosophy for our executive officers is to provide base salaries that are slightly below market median for similarly situated executives in comparable firms, and to provide incentives that approximate the median of the market for achieving target level performance. Actual base salaries may vary from this generally targeted position based on the performance, tenure, experience and contributions of the individual. Actual annual cash incentives will vary with the annual performance of the Company. Actual total cash compensation can be less than or greater than the median of the market, based on these factors. To balance both short- and long-term objectives and to align the executives with stockholders, long-term incentives are awarded and may vary based on performance, market levels, and expected contributions.

We strive to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to our stockholders by providing a total compensation package that is competitive. We benchmark our salary, target incentive levels and practices, as well as performance results, in relation to other comparable industry companies of similar size in terms of revenue, number of employees and market capitalization. We changed our peer group during 2014 to recognize our new size and focus on growth. We believe this group of companies (which is set forth below) is an adequate representation of the Company’s current size and scale, however, given the continued aggressive growth plans it may be necessary to update the peer group again in the future. In late 2014 the Company engaged independent compensation advisor, F.W. Cook (“Cook”), to advise the Compensation Committee during the evaluation of 2015 compensation. The Compensation Committee has assessed any potential of conflicts raised by the work of Cook and has determined that no such conflict of interest exists.

Because we maintain a balanced compensation approach featuring a variety of elements designed to achieve the Company’s short- and long-term objectives, we do not believe that the program is structured to promote inappropriate risk-taking by our executives, nor do we believe that a focus on near-term challenges in 2016 will ultimately detract from our ability to progress toward our long-term objectives. We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our program has always been designed to ensure that long-term incentives are an important element of core compensation. In addition, we believe specific elements of the program operate to moderate risk-taking behavior. For instance, our annual cash incentive award program has maximum limits of payout that can be attained.

Comparative Consideration

In 2014, the Compensation Committee engaged Cook to conduct a review of comparable compensation practices for the executive officer group. This review included an update of the established peer group of publicly traded companies to include a mix of higher growth life sciences tools, health care equipment/supplies, and pharma companies with a manufacturing emphasis in the generic space. Pure pharmaceutical companies were not included in the Peer Group as the Compensation Committee and Cook both feel those companies are not appropriate comparisons as they tend to have different business models and compensation practices in place. Each position in the senior executive team including the Chief Executive Officer, Chief Financial Officer, and the other named executive officers was benchmarked against a comparable group of publicly traded peer companies. The “Peer Group,” which was reviewed and approved by the Compensation Committee, consists of a group of 18 companies that were used for benchmarking compensation in both 2015 and 2016.

Abiomed, Inc.
Akorn, Inc.
AngioDynamics, Inc.
Cambrex Corp.
Charles River Laboratories International
Endologix, Inc.
Genomic Health, Inc.
HeartWare International Inc.
Lannett Co. Inc.
Luminex Corp.
Meridian Bioscience, Inc.
Merit Medical Systems, Inc.
NuVasive, Inc.
NxStage Medical, Inc.
Quidel Corp.
Sagent Pharmaceuticals, Inc.
Sequenom, Inc.
Volcano Corp.

In addition to the proxy data collected from the Peer Group, established published surveys of life sciences, biotechnology, research and other technology industries are used to assess our estimates of competitive market pay levels and practices. The benefit of published survey data is the large sample size of incumbents within companies of similar size and industry. The larger sample size, relative to publicly disclosed compensation data of our peers, increases the reliability of the data.

We review median compensation levels for executives for the Peer Group and companies represented in the surveys, but we do not set specific target ranges related to industry peers for individual executive compensation decisions. The median is used as one point of reference in making compensation decisions.

Key Compensation Elements and Determinants

Factors Used in Determining Pay

The table below provides an overview of the elements, purpose and determination factors of the three core compensation elements used in our current compensation program.

Compensation Element	Purpose	Determinations and Adjustments	Deliverable
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs	Individual performance, experience, tenure, competitive market data and trends, internal equity among positions within the Company with similar responsibilities, executive potential and the Company’s business outlook	Base salary — fixed bi-weekly cash payments Benefits — annual health and welfare insurance, retirement savings programs and stock purchase programs
Annual Non-Equity Incentive Award	Create an incentive for the achievement of pre-defined annual business objectives	For target non-equity percentages — competitive market data and trends and internal equity among positions within the Company with similar responsibilities

For actual non-equity payouts — performance against pre-established criteria in the annual cash incentive plan
Annual variable cash payout, payable, if earned, late in the first quarter of the following year
Long-Term Incentive Plan	Align the interests of executive officers over a multi-year period directly with the creation and preservation of long-term stockholder value while creating appropriate recruiting and retention incentives through the use of multi-year vesting schedules and performance-based vesting schedules	Annual award — individual performance, Company performance, internal equity among positions within the Company with similar responsibilities and executive potential

New hire, promotion and special awards — internal equity among positions within the Company with similar responsibilities and market data and trends	Annual award — delivered using a combination of time- and performance-based restricted stock and stock options, generally awarded in the first quarter

New hire, promotion and special awards —  time-based restricted stock awards and stock option awards

Each element of compensation outlined above is considered both individually and collectively when considering compensation matters. Compensation adjustments also consider the interrelation between each compensation element to ensure that the entire program is appropriately aligned. In addition, the Compensation Committee may also apply discretion in determining specific compensation levels of individual executives. The compensation program is evaluated annually taking into consideration evolving changes to the existing business strategy and plans of the Company.

The Compensation Committee considers recommendations regarding the level of compensation paid to executive officers when compared to competitive market data, and seeks input from the Chief Executive Officer and Cook, the Compensation Committee’s independent compensation consultant. In addition, the Chief Executive Officer assesses each executive officer’s contributions to the business and his or her ability to execute on our long-term strategy when making recommendations to the Compensation Committee regarding compensation, but cannot unilaterally implement compensation changes for any executives reporting directly to him. The Chief Executive Officer does not participate in the determination of his own compensation. The Compensation Committee regularly evaluates the Chief Executive Officer’s performance and reviews its discussions regarding our Chief Executive Officer’s performance and compensation with the full Board prior to communicating compensation decisions to our Chief Executive Officer.

Base Salary

It is our objective to have base salaries reflect position responsibilities and the incumbent or potential incumbent’s value to the Company in performing job responsibilities. Executives are considered for periodic merit and competitive pay increases, generally on an annual basis, in the first quarter of the fiscal year. Each of our named executive officers has entered into an employment agreement with the Company. Prior to his departure from the Company, we had an employment agreement with Mr. Nolan and, in connection with Mr. Nolan’s departure, the Company entered into a Separation Agreement with Mr. Nolan. Minimum salaries are set in the agreement for the executives. These minimums have been determined by the Company and reviewed and confirmed with the Compensation Committee based on a variety of factors, such as market data for such position, the experience of the executive entering into the agreement and the cost of living in the executive’s home state.

The following table provides information regarding base salaries provided to our named executive officers in 2015 and the base salaries for 2016, based on actions taken by the Compensation Committee early in 2016:

Name	Amount of 2015 Base Salary Adjustment	2015 Base Salary (Effective April 1, 2015)	Amount of 2016 Base Salary Adjustment	2016 Base Salary (effective April 1, 2016)
William S. Marth	N/A	$650,000	7.7%	$700,000
Felicia I. Ladin	N/A (1)	$400,000	3.7%	$415,000
Steven R. Hagen Ph.D.(2)	3.0%	$345,050	3.0%	$376,000
Lori M. Henderson(3)	7.7%	$375,000	3.8%	$405,000
George Svokos(4)	3.0%	$412,000	18.2%	$487,000

(1)	Pursuant to the employment agreement between the Company and Ms. Ladin who began employment on February 11, 2015.
(2)	Dr. Hagen received a mid-year salary increase from $345,050 to $365,000 in September of 2015, in recognition of his new role as Senior Vice President and Head of Global Operations.
(3)	Ms. Henderson received a mid-year salary increase from $375,000 to $390,000 in September of 2015, in recognition of her additional duties related to business development activities.
(4)	Mr. Svokos was promoted to Chief Operating Officer in September of 2015.

Annual Non-Equity Incentive Plan Awards

Our compensation program provides for an annual non-equity incentive award for our executive team that is linked to Company performance. The purpose of this program is to provide additional compensation for individuals based on attaining or exceeding pre-established corporate goals. Goals and objectives for the executive officers for the fiscal year are recommended by the Chief Executive Officer and approved by the Compensation Committee. Specific goals and objectives for the Chief Executive Officer are set by the Compensation Committee in consultation with the full Board of Directors.

The non-equity incentive program is designed to motivate and reward achievement of critical financial and strategic goals and milestones. Non-equity incentive awards are earned for achieving target performance levels with potential to earn greater or lesser amounts depending upon actual performance and are designed to motivate the executive team to achieve or exceed financial performance goals to receive an award. No non-equity incentive is awarded if threshold performance goals are not met.

At the beginning of 2015, our Compensation Committee approved the corporate goals under the non-equity incentive program and using competitive market practices as a guide in consultation with Cook, established the potential non-equity incentive payouts for each named executive officer at threshold, target and superior performance levels. The following table outlines the threshold, target and superior payouts that an executive may receive (expressed as a percentage of base salary).

Potential Non-Equity Incentive Payouts (% of Base Salary)

	Threshold	Target	Superior
William S. Marth	32.5%	65%	130%
Felicia I. Ladin	30%	50%	100%
Steven R. Hagen Ph.D.	30%	50%	100%
Lori M. Henderson	30%	50%	100%
George Svokos	30%	50%	100%

In 2015, the Compensation Committee and Mr. Marth agreed that the only metrics that would be used to determine the non-equity awards for the executive staff would be the corporate performance measures. The Compensation Committee agreed that for the executive team, focus on the overall corporate objectives should override any personal goals or objectives set for the executive or his or her team and as such, no portion of any non-equity award for 2015 was determined based on individual performance goals.

Corporate performance goals for 2015 were set based on contract revenue and operating income, all excluding revenue and income from royalties. The Compensation Committee placed equal weighting on the operating income and overall contract revenue targets, with each goal being weighted 50% for calculation of the cash bonus pool. Following the acquisitions completed in 2015, the Compensation Committee adjusted the contract revenue and contract operating income targets to include the stated expectations for the added businesses, while keeping the weighting levels the same.

Long Term Incentive Compensation

We maintain a long-term incentive program that provides for periodic awards of restricted common stock”) and option awards. Grants are typically made on an annual basis as recommended by the Chief Executive Officer and approved by the Compensation Committee. The objective of the program is to align compensation for the named executive officers over a multi-year period directly with the interests of our stockholders. In addition, this program is an important tool in the recruiting and retention of key employees. The program rewards the creation and preservation of long-term stockholder value.

We review the mix of long-term incentives, base salary and non-equity incentive payments with competitive market compensation data provided by our independent compensation consultant, particularly with respect to the Company’s peer group. There is no specific fixed percentage of compensation set to be targeted as long-term compensation. It has been the Company’s practice for an annual award to be made by the Compensation Committee to executives and key employees.

The Compensation Committee delegated authority to the Chief Executive Officer to allocate equity awards to employees who are not executive officers with limits on the number of shares that can be granted to any one individual without Committee approval. The timing of awards is made without regard to anticipated earnings or other major announcements of the Company.

In general, certain newly hired employees, including executive officers, are granted stock options and/or other equity awards on an established day as determined in accordance with the Company’s Equity Award Grant Policy, with the options having an exercise price equal to the fair market value of our common stock on the date of grant. The employees’ start dates are scheduled without regard to anticipated earnings or other major announcements by the Company.

Executives may also be awarded stock options or other equity award grants as a means of long-term incentive compensation outside of the scheduled annual distribution. Grants of this nature above a stated level, as with the annual grant, must be recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee, and are generally awarded for specific exceptional performance, recognition, promotion, retention of a key employee, new employment packages or other extraordinary circumstances.

The equity awards provided to each executive in 2015 are detailed in the Grants of Plan-Based Awards Table and the annual awards are described more fully below.

Mix of Restricted Stock and Stock Options

The provisions of our stock incentive plan provide for the distribution of a number of potential equity incentive awards; however we have primarily utilized only non-qualified stock options and restricted stock grants to date. In 2015 the Compensation Committee approved a long-term incentive grant for executives that represented a mix of restricted stock, RSUs and non-qualified stock options. The mix was established with 50% of the value of the grant for the named executives designated as non-qualified stock options, while 50% of the value was designated as either time-based or performance-based restricted stock, such that 25% of the total award was performance-based restricted stock. Because restricted stock shares are “full value” awards, we consider one share of restricted stock to have the equivalent value of a stock option to purchase three shares of common stock. For our Chief Executive Officer, however, we have utilized only performance-based restricted stock, after his new hire grant which was time-based.

In determining the use of long-term incentive instruments for 2015, the Compensation Committee considered the following factors:

•	The ‘at risk’ nature of the grant — Non-qualified stock options drive an executive to contribute to the creation of stockholder value through an increase in stock price in order to recognize any income at the time of exercise. This puts the option holdings at risk of generating no value if stockholders do not also recognize an increase in stock price.
•	The dilutive impact of the grant, as restricted stock awards require fewer shares to be granted to provide the same competitive value as options, and therefore the dilutive effect on earnings per share is generally lower with restricted stock.
•	The accounting impact of equity award expensing.
•	The tax implications to the Company and executive.
•	The value of each form of equity grant to the executive as a motivation and/or retention tool.
•	The number of shares granted to an executive relative to industry and peer group comparables.

Following the review of these factors, the Compensation Committee concluded that the benefits to the Company and to the executives of non-qualified stock options and restricted stock outweighed the benefits for incentive stock options.

Performance Vesting for Restricted Stock

In keeping with the Compensation Committee’s decision in 2011 to utilize performance criteria for a portion of the equity awards made to the named executive officers, the Compensation Committee adopted performance criteria for certain of the shares of restricted stock granted to the executive team. The 2015 performance-based shares (including the annual grant of shares to our Chief Executive Officer) will vest either in full or in part on the third anniversary of the grant, contingent upon the Company’s achievement of certain goals in respect to the Company’s share price compared against the Russell 2000 Stock Index over such three-year period.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, Mr. Marth, Ms. Ladin, Ms. Henderson, Dr. Hagen, and Mr. Svokos. Mr. Nolan’s employment with the Company terminated on March 31, 2015 and, in connection with his termination, we entered into a Separation Agreement with Mr. Nolan, which superseded his employment agreement. These agreements provide for a certain level of severance in the event of a termination of employment by us without cause or by the executive for good reason. In return, each executive agrees, during the term of employment and for a period of time thereafter, not to compete with us or solicit or hire our employees and independent contractors. We have also entered into Employee Non-Disclosure, Proprietary Information, Inventions and Non-Solicitation Agreements with each of our named executive officers. We believe that these agreements together are fair to our executives and to our stockholders because these agreements provide severance in exchange for the restrictive covenants which protect us. Further, because the severance level is negotiated up front, it makes it easier for our Board to terminate executives for any reason without the need for protracted negotiations.

The employment agreements with our named executive officers also provide additional protection to the officers in the event of a change in control, including severance payments, and the equity award agreements with our named executive officers provide for accelerated vesting of equity awards in the event of a change in control of the Company (for additional details, please see “Potential Payments upon Termination or Change-in-Control” table). Consistent with industry practice, our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a change in control. By agreeing up front to provide such protection, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and ensure that management is motivated to negotiate the best merger consideration for our stockholders. The employment agreements are described in more detail in this Proxy Statement.

Insider Trading Policy

Under our insider trading policy, our employees, including our executive officers, and directors are not permitted to engage in the following transactions with respect to our stock: sell short; buy or sell puts, calls or options in respect of the Company’s securities; purchase securities of the Company on margin; pledge our securities as collateral for a loan, or gift our securities during a period when the employee, officer or director is not permitted to trade. In addition, under insider trading laws, no director, officer or employee of the Company may: trade in our securities, including Common Stock, options, and any other type of securities that the Company may issue, while in possession of material, non-public information about the Company; disclose material, non-public information concerning the Company to others who may trade on the basis of that information; provide trading advice about the Company while possessing material, non-public information; or trade in the securities of any other public company while possessing material, non-public information obtained in the course of service as a director, officer or employee of the Company.

Tax Considerations

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that public companies may deduct in any one year with respect to certain of its named executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. Our Compensation Committee’s strategy in this regard is to be cost and tax efficient. Therefore, whenever possible, the Compensation Committee intends to structure compensation programs to qualify compensation as performance-based under Section 162(m) of the Code, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our Stockholders, even if such arrangements are subject to the deduction limitations imposed by Section 162(m) of the Code and do not always qualify for full tax deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors and the Directors who served as members of the Compensation Committee during 2015 have reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee

Veronica G.H. Jordan, Ph.D., Chairwoman
Kevin O’Connor
Una S. Ryan, Ph.D., O.B.E.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes, for the fiscal years indicated in the table, the compensation awarded or paid to, or earned by, any person serving as our “principal executive officer” or “principal financial officer” in the year ended December 31, 2015 including our former principal financial officer, Michael Nolan who resigned effective March 31, 2015 and our three other highest paid executive officers whose total compensation in fiscal year 2015 exceeded $100,000 and who were serving as executive officers on December 31, 2015 (our “Named Executive Officers”):

Name and Principal Position	Year	Salary		Bonus			Stock Awards(3)		Option Awards(4)		Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
William S. Marth, President & CEO	2015	$650,000		$	__		$760,703		$—		$211,250	$17,464	$1,639,417
	2014	$632,500	(1)		$350,000	(1)	$1,767,625		$—		$—	$14,814	$2,764,939
Felicia I. Ladin, Senior Vice President, CFO and Treasurer	2015	$350,769			$123,211	(2)	$549,948		$607,020		$120,000	$82,818	$1,833,766
Lori M. Henderson, Senior Vice President, General Counsel and Secretary	2015	$372,308			$—		$254,726		$149,720		$114,000	$13,367	$904,121
	2014	$343,121			$—		$134,829		$141,752		$—	$12,742	$632,444
	2013	$321,906			$—		$69,879		$100,450		$126,860	$12,742	$631,837
Steven R. Hagen, Ph.D., Senior Vice President	2015	$345,414			$—		$208,825		$106,471		$105,510	$15,662	$781,882
	2014	$331,755			$—		$115,563		$121,500		$—	$12,742	$581,560
	2013	$322,946			$—		$59,900		$86,100		$113,354	$11,738	$594,038
George Svokos, Chief Commercial Officer and Senior Vice President, API(7)	2015	$408,769			$—		$324,048		$124,770		$123,600	$78,132	$1,059,319
	2014	$384,616	(7)		$240,000	(7)	$439,929		$624,752		$—	$67,387	$1,756,684
Michael Nolan, Former Senior Vice President, CFO & Treasurer(8)	2015	$110,769			$—		$200,349	(8)	$333,197	(8)	$—	$300,772	$945,087
	2014	$394,913			$—		$154,077		$161,998		$—	$8,708	$719,696
	2013	$378,118			$38,676	(8)	$79,865		$114800		$169,736	$8,777	$789,972

(1)	Mr. Marth became the President and Chief Executive Officer on January 1, 2014 and his base salary was established at that time based on a review of comparable compensation arrangements for the Peer Group and negotiations with Mr. Marth prior to his joining the Company. Pursuant to the terms of his employment agreement with the Company, Mr. Marth was paid a relocation bonus in the amount of $350,000. In the event that Mr. Marth’s employment terminates at any time within 24 months of his relocation date in certain circumstances, he is required to reimburse the Company for the relocation bonus.
(2)	Ms. Ladin joined the Company on February 11, 2015 and her base salary was established at that time based on a review of comparable compensation arrangements for the Peer Group, the salary of the previous Chief Financial Officer and negotiations with Ms. Ladin prior to her joining the Company. Ms. Ladin was paid a sign-on bonus in the amount of $123,211.
(3)	This column represents the aggregate grant date fair value of time-based and performance-based restricted stock awards with respect to the 2015, 2014 or 2013 fiscal year granted to each executive officer in accordance with FASB ASC Topic 718. For time-based restricted stock, the grant date fair value is calculated using the closing price of our stock on the date of the grant. For performance-based stock, the grant date fair value is calculated in accordance with FASB ASC Topic 718 based on probable outcome. The grant date fair value of the performance-based stock awards granted in 2015 based on maximum performance is $1,000,000, $75,225, $90,263, $64,193 and $75,225, for Mr. Marth, Ms. Ladin, Ms. Henderson, and Messrs. Hagen and Svokos, respectively.
(4)	This column represents the aggregate grant date fair value of option awards with respect to the 2015, 2014, or 2013 fiscal year granted to each of the named executives in accordance with FASB ASC Topic 718. For stock options, fair value is calculated using the Black-Scholes calculated value on the date of the grant. See Note 9 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 regarding assumptions underlying the valuation of these equity awards.

(5)	This column represents earnings derived from payments from our annual incentive program. Each named executive was eligible to receive a payment based on the achievement of personal, departmental and corporate goals set for 2015, 2014, or 2013. The 2015 goals were achieved at threshold levels and payments were made with respect to the year ended December 31, 2015.
(6)	See the All Other Compensation table below for additional detailed information.
(7)	Mr. Svokos joined the Company on January 6, 2014 and his base salary was established at the time based on a review of comparable compensation arrangements for the Peer Group and negotiations with Mr. Svokos prior to his joining the Company. Mr. Svokos was paid a sign-on bonus in the amount of $240,000.
(8)	Mr. Nolan resigned from the Company effective March 31, 2015. In connection with Mr. Nolan’s departure, the Company incurred accounting expenses for certain accelerated vesting of stock awards in the amount of $200,349 and non-qualified stock options in the amount of $333,197. In 2013, Mr. Nolan received a payment in the amount of $38,676 that was related to reimbursement for moving expenses as approved by the Compensation Committee.

All Other Compensation

	Year	Payments Related to 401(k) Match(1)	Value of Life Insurance Premiums(2)	Health Insurance Opt-Out Payment(3)	Other Reimbursements		Total
William S. Marth	2015	$13,250	$3,564	$650	$—		$17,464
	2014	$11,011	$3,153	$650	$—		$14,814
Felicia I. Ladin	2015	$—	$416	$—	$82,402	(4)	$82,818
Lori M. Henderson	2015	$12,077	$1,290	$—	$—		$13,367
	2014	$11,500	$1,242	$—	$—		$12,742
	2013	$11,500	$1,242	$—	$—		$12,742
Steven R. Hagen, Ph.D.	2015	$13,250	$2,412	$—	$—		$15,662
	2014	$11,500	$1,242	$—	$—		$12,742
	2013	$10,496	$1,242	$—	$—		$11,738
George Svokos	2015	$13,250	$2,322	$—	$62,560	(5)	$78,132
	2014	$11,308	$1,965	$—	$54,114	(5)	$67,387
Michael M. Nolan	2015	$5,515	$334	$—	$294,923	(6)	$300,772
	2014	$7,898	$810	$—	$—		$8,708
	2013	$7,967	$810	$—	$—		$8,777

(1)	This column reports Company matching contributions to the named executives’ 401(k) savings account. Subject to caps imposed by the IRS, the Company provides matching contributions equal to 100% of the participant’s contributions for each payroll period up to the first 4%. The Company then matches 50% on the next 2% of Plan Compensation, to a maximum company match of 5%.
(2)	This column represents taxable value of premiums made on the part of the Company to cover term life insurance for each of the named executive officers in the amount of two (2) times their base salary for the prior calendar year.
(3)	The Company maintains a $650 annual incentive for employees who opt out of health and dental insurance if proof of other coverage is provided to the Company.
(4)	In accordance with the term of the employment agreement with Ms. Ladin, the Compensation Committee approved the payment of a temporary housing allowance in the amount of $37,230 and reimbursement of moving expenses in the amount of $45,172.
(5)	In accordance with the terms of the employment agreement with Mr. Svokos, the Compensation Committee approved the payment of a temporary housing allowance in the amount of $62,560 in 2015 and $46,701 in 2014 as well as reimbursement of moving expenses in the amount of $7,413 in 2014.
(6)	In accordance with the terms of the separation agreement with Mr. Nolan, the Compensation Committee approved the payment of severance in the amount of $294,923 in 2015.

Grants of Plan-Based Awards

The following table provides information pertaining to equity awards granted to the named executives in 2015 as well as the non-equity incentive award potential for the named executive officers for the attainment of an incentive payout at the listed level, as explained in “Annual Non-Equity Incentive Awards” section of the Compensation Discussion and Analysis.

Name	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Option and Stock Awards
								All other Stock Awards: Number of Shares of Stock or Units	All other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(3)	(#)(3)	(k)	(l)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William S. Marth	3/2/2015	—	—	—	29,326	43,988	58,651	—	—	—	$760,703
		$211,250	$422,500	$845,000	—	—	—	—	—	—	—
Felicia I. Ladin	2/17/2015	—	—	—	—	—	—	—	75,000	$16.70	$482,250
	3/2/2015	—	—	—	—	—	—	—	19,078	$17.05	$124,770
	2/17/2015	—	—	—	—	—	—	25,000	—	—	$417,500
	3/2/2015	—	—	—	—	—	—	4,412	—	—	$75,225
	3/2/2015	—	—	—	2,206	3,309	4,412	—	—	—	$57,224
		$120,000	$200,000	$400,000	—	—	—	—	—	—	—
Lori M. Henderson	3/2/2015	—	—	—	—	—	—	—	22,893	$17.05	$149,720
	3/2/2015	—	—	—	—	—	—	5,294	—	—	$90,263
	3/2/2015	—	—	—	2,647	3,971	5,294	—	—	—	$68,663
	11/2/2015	—	—	—	—	—	—	5,000	—	—	$95,800
		$114,000	$190,000	$380,000	—	—	—	—	—	—	—
Steven R. Hagen, Ph.D.	3/2/2015	—	—	—	—	—	—	—	16,280	$17.05	$106,471
	3/2/2015	—	—	—	—	—	—	3,765	—	—	$64,193
	3/2/2014	—	—	—	1,883	2,824	3,765	—	—	—	$48,832
	11/2/2015	—	—	—	—	—	—	5,000	—	—	$95,800
		$105,510	$175,850	$351,700	—	—	—	—	—	—	—
George Svokos	3/2/2015	—	—	—	—	—	—	—	19,078	$17.05	$124,770
	3/2/2015	—	—	—	—	—	—	4,412	—	—	$75,225
	3/2/2015	—	—	—	2,206	3,309	4,412	—	—	—	$57,224
	11/2/2015	—	—	—	—	—	—	10,000	—	—	$191,600
		$123,600	$206,000	$412,000	—	—	—	—	—	—	—

(1)	Columns (c), (d), and (e) reflect the Named Executive Officers’ (NEO) potential payments for attaining the level “Threshold”, “Target” or “Maximum” for attainment of their 2015 goals and objectives. Payments actually made are reflected in the Summary Compensation Table and reflect the Company’s actual performance against the 2015 goals and objectives. For a description on the attainment of 2015 goals and objectives, see the “Compensation Discussion and Analysis — Fiscal Year 2015 Non Equity Award Decisions” section of this Proxy Statement. The value shown for Ms. Henderson and Dr. Hagen reflect a pro-rated salary adjustment taking into account the increase to their respective salaries in September of 2015.
(2)	Columns (f), (g) and (h) reflect the NEOs’ potential payments for attaining the level “Threshold”, “Target” or “Maximum” (50%, 75% and 100% respectively) number of restricted stock that may vest. The 2015 performance-based restricted stock will vest either in full or in part on the third anniversary date of the grant and require that the Company achieve certain goals in respect to the Company’s share price compared against the Russell 2000 Stock Index over a three-year period in order to vest (“2015 Performance Targets”).
(3)	Time-based Restricted stock and non-qualified stock option awards vest 25% per year over four years.

(4)	The grant date fair value of the options is calculated using the Black Scholes valuation on the day of grant and multiplying it by the number of shares. For time-based restricted Stock, fair value is calculated by multiplying the number of shares granted by closing price of our stock on the date of the grant. For performance-based stock, fair value is calculated in accordance with FASB ASC Topic 718 based on probable outcome.
(5)	Michael M. Nolan was not granted any equity awards in 2015.

Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock awards vested during 2015 for the named executive officers and options exercised during 2015 by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)	(#)	($)(2)
William S. Marth	22,367	$306,430	24,802	$399,312
Felicia I. Ladin	—	$—	—	$—
Lori M. Henderson	—	$—	8,697	$147,017
Steven R. Hagen, Ph.D.	41,500	$$422,453	6,013	$103,551
George Svokos	__	$ __	11,823	$117,896
Michael M. Nolan	73,334	$1,087,870	16,251	$324,529

(1)	Value realized by determining the difference between the market price of Company’s common stock as reported by the NASDAQ on the date of the exercise and the exercise or base price of the options.
(2)	Value realized is calculated on the basis of the closing price of our Common Stock as reported on NASDAQ on the date of the vesting, multiplied by the number of shares of Common Stock that vested.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table provides information on the holdings of stock options and stock awards by the named executives on December 31, 2015. This table includes unexercised and unvested options and restricted stock. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is based on the option or stock award grant date, as described in more detail in the footnotes to the table.

The market value of the stock awards is based on the closing market price of AMRI stock as of December 31, 2015 of $19.85.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1)	Option Exercise Price	Option Expiration Date(2)	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
William S. Marth	—	—	—	—	—	—	01/01/2014	74,405	1,476,939	—	—
	—	—	—	—	—	—	02/04/2014	—	—	95,238	1,890,474
	—	—	—	—	—	—	03/02/2015	—	—	58,651	1,164,222
Felicia I. Ladin	02/17/2015	—	75,000	—	16.70	09/17/2022	02/17/2015	25,000	496,250	—	—
	03/02/2015	—	19,078	—	17.05	01/31/2023	03/02/2015	4,412	87,578	4,412	87,578
Lori M. Henderson	02/04/2011	50,000	—	—	4.87	02/04/2021	—	—	—	—	—
	06/02/2011	17,500	—	—	5.25	06/02/2021	—	—	—	—	—
	02/17/2012	21,875	4,375	4,375	2.93	02/17/2022	02/17/2012	1,458	28,941	1,458	28,941
	01/31/2013	13,125	8,750	8,750	5.99	01/31/2023	01/31/2013	2,915	57,863	2,915	57,863
	02/04/2014	7,292	21,875	—	10.43	02/04/2024	02/04/2014	5,469	108,560	7,292	144,746
	03/02/2015	—	22,893	—	17.05	03/02/2025	03/02/2015	5,294	105,086	5,294	105,086
	—	—	—	—	—	11/02/2025	11/02/2015	5,000	99,250	—	—
Steven R. Hagen	11/03/2008	9,000	—	—	13.20	11/03/2018	—	—	—	—	—
	02/17/2012	—	3,750	3,750	2.93	02/17/2022	02/17/2012	1,250	24,813	1,250	24,813
	01/31/2013	—	7,500	7,500	5.99	01/31/2023	01/31/2013	2,500	49,625	2,500	49,625
	02/04/2014	1,250	18,750	—	10.43	02/04/2024	02/04/2014	4,687	93,037	6,250	124,063
	03/02/2015	—	16,280	—	17.05	03/02/2025	03/02/2015	3,765	74,735	3,765	74,735
	—	—	—	—	—	—	11/02/2015	5,000	99,250	—	—
George Svokos(3)	01/06/2014	33,334	66,666	—	10.25	01/06/2024	01/06/2014	20,000	397,000	—	—
	02/04/2014	7,292	21,875	—	10.43	02/04/2024	02/04/2014	5,469	108,560	7,292	144,746
	03/02/2015	—	19,078	—	17.05	03/02/2015	03/02/2015	4,412	87,578	4,412	87,578
	—	—	—	—	—	—	11/02/2015	10,000	198,500	—	—

(1)	The 2015 stock award to Mr. Marth is performance-based and the 2015 equity awards to other members of the executive staff were time-based stock options and both performance- and time-based restricted stock. The 2015 performance-based shares will vest either in full or in part on the third anniversary date of the grant and require that the Company achieve certain goals in respect to the Company’s share price compared against the Russell 2000 Stock Index over a three-year period in order to vest. The time-based equity awards granted in 2015 vest 25% per year over four years. Fifty percent (50%) of the 2014 restricted stock award to members of the executive staff were performance-based. The 2014 performance-based shares will vest either in full or in part of the third anniversary date of the grant and require that the Company achieve certain goals in respect to the Company’s share price compared against the Russell 2000 Stock Index over a three-year period in order to vest. The time-based equity awards granted in 2014 vest 25% per year over four years. The earned portion of these equity awards, along with the time-based equity awards, vest 25% per year over four years. Fifty percent (50%) of the 2013 equity awards to members of the executive staff were performance-based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest. The earned portion of these equity awards, along with the time-based equity awards, vest 25% per year over four years. Based on the Company’s results for 2014, the Company did not achieve the fourth year’s goals relating to operating margin and thus 25% of the performance-based awards granted in 2012 did not vest in early 2016 and the Company did achieve the third year’s goals for the 2013 award relating to operating margin and thus 25% of the performance-based awards granted in 2013 did vest in early 2016. Based on the Company’s audited results for 2012 and 2013, the Company did achieve the first and second year’s goal related to operating margin and thus 25% of the performance-based awards granted in 2012 did vest in early 2013 and an additional 25% of the performance-based awards granted in 2012 did vest in early 2014. During 2015, the Company did not achieve 20% year over year revenue growth when compared to 2014 and thus the final 25% of the 2011 performance-based awards was forfeited. The forfeited performance-based awards are not included as shares that have not yet vested above.
(2)	For all unvested options and restricted stock granted prior to 2011, the vesting terms were 60% vesting on the third anniversary of the date of grant, 20% vesting on the fourth anniversary of the date of grant and 20% on the fifth anniversary of the date of grant. Except as otherwise noted, the stock options and restricted stock granted in 2011, 2012, 2013 and 2014 that are not performance-based, contain a vesting schedule that provides for 25% vesting on each anniversary date of the grant.
(3)	The January 6, 2014 grants to Mr. Svokos are time-based and vest 33.3% on each anniversary date of the grant as negotiated in his employment agreement.
(4)	The Company’s former Chief Financial Officer, Michael M. Nolan has no equity awards unvested or unexercised as of December 31, 2015.

Agreements with Named Executive Officers

The Company is party to employment agreements with Mr. Marth, Ms. Ladin, Ms. Henderson, Dr. Hagen and Mr. Svokos and had an employment agreement with Mr. Nolan prior to his separation from the Company on March 31, 2015. In connection with his separation from the Company, we entered into a separation agreement with Mr. Nolan in February 2015. The terms of the employment agreements are substantially similar, except with respect to stated minimum annual base salary, and with respect to benefits payable upon termination of employment upon a change of control. The following description sets forth the terms of agreements with named executive officers.

Agreements with Mr. Marth

Effective January 1, 2014, the Company entered into an employment with Mr. Marth relating to his transition into his current position as President and Chief Executive Officer. Mr. Marth’s employment agreement provides for a minimum base salary of $650,000. Under the employment agreement with Mr. Marth, if his employment is terminated by the Company for any reason other than for cause (as defined in the employment agreement) or due to his death or disability or by him in the event of a material change in his title, reporting or a material diminution in the nature or scope of his powers, duties or responsibilities or a material breach of the employment agreement by the Company, Mr. Marth is entitled to the following payments and benefits: (i) continued payment of base salary for two years following termination, (ii) an amount equal to Mr. Marth’s non-equity incentive award paid for the year prior to the year of termination, payable in monthly installments over the two-year period following termination (iii) a pro-rated bonus (to the extent earned) for the year of termination (iv) up to 12 months of outplacement support services at the Company’s expense and (v) health and dental insurance continuation for 24 months following termination. Receipt of these severance payments and benefits is conditioned upon Mr. Marth executing a general release of claims, confidentiality, non-disparagement and return of property agreement (a “Release”) and such Release becoming irrevocable and Mr. Marth’s continued compliance with the non-competition, non-solicitation and confidentiality provisions of his employment agreement. If there was a change of control (as defined in the employment agreement) and within two (2) years following such change in control Mr. Marth’s employment is terminated by the Company without cause or Mr. Marth resigns for good reason (as defined in the employment agreement), then Mr. Marth would be entitled to receive the following payments and benefits: (i) full vesting of all Company contributions made to the 401(k) plan on his behalf, (ii) a pro-rated target bonus for the year of termination, (iii) an amount equal to the sum of two times his annual base salary, plus his non-equity incentive award received in respect of the immediately preceding year, payable in a lump sum, (iv) up to 12 months of outplacement support services at the Company’s expense, and (v) health and dental insurance continuation for 24 months following termination. Receipt of such payments and benefits is conditioned upon Mr. Marth executing a Release and such Release becoming irrevocable.

Agreements with the other Named Executive Officers

Under the employment agreements with each of Ms. Henderson, Ms. Ladin, Dr. Hagen and Mr. Svokos, if the executive’s employment is terminated by the Company for any reason other than for Cause (as defined in the employment agreements) or due to the executive’s death or disability or by the executive in the event of a material diminution in the nature or scope of the powers, duties or responsibilities of the executive or a material breach of the employment agreement by the Company, each executive is entitled to the following payments and benefits: (i) continued payment of base salary for 12 months following termination, (ii) an amount equal to the executive’s non-equity incentive award paid for the year prior to the year of termination, payable in monthly installments over the one-year period following termination (iii) up to 12 months of outplacement support services at the Company’s expense and (iv) health and dental insurance continuation for 12 months following termination. Receipt of these severance payments and benefits is conditioned upon the executive’s execution of a Release. If there was a change of control (as defined in the employment agreements) and within two (2) years following such change in control the executive’s employment is terminated by the Company without cause or the executive resigns for good reason (as defined in the employment agreements), then the executive would be entitled to receive the following payments and benefits: (i) an amount equal to the sum of 1.5 times (x) the executive’s annual base salary, plus (y) the executive’s non-equity incentive award received in respect of the immediately preceding year, payable in a lump sum, (ii) up to 12 months of outplacement support services at the Company’s expense and (iii) health and dental insurance continuation for 12 months following termination. Receipt of such payments and benefits is conditioned upon the executive executing a Release and such Release becoming irrevocable. In addition under Ms. Henderson and Mr. Svokos’s employment agreements, in the event that the executive’s employment is terminated by the Company for any reason other than for cause or due to the executive’s death or disability or by the executive in the event of a material diminution in the nature or scope of her powers, duties or responsibilities or a material breach of the employment agreement by the Company, the executive is entitled to full vesting of the executive’s new hire equity awards. In addition, each of the employment agreements with the named executive officers provide for full vesting of all equity awards upon a change of control. The employment agreements require that payments and benefits to each named executive officer will be reduced only if the executive would receive a greater after-tax amount with the reduction.

Mr. Nolan’s employment agreement provided for the severance payments and benefits described in the paragraph above. In addition, in the event of a change of control, Mr. Nolan’s employment agreement provided that all equity awards held by Mr. Nolan and all Company contributions made to the 401(k) plan on Mr. Nolan’s behalf would become fully vested upon the change of control and, within 30 days of such change in control, the Company would pay Mr. Nolan a lump sum equal to his pro-rata target bonus for the year in which the change of control occurs.

The Company has also entered into Employee Non-Disclosure, Proprietary Information, Inventions and Non-Solicitation Agreements with its named executive officers which outline responsibilities relating to confidentiality and non-solicitation of Company’s employees for a certain period.

On February 11, 2015, the Company entered into a separation agreement with Mr. Nolan in connection with the termination of his employment. The separation agreement provides for (i) continued base salary payments to Mr. Nolan through March 31, 2016, (ii) accelerated vesting of the restricted stock award and stock option granted to Mr. Nolan on September 17, 2012, (iii) up to 12 months of outplacement support services at the Company’s expense and (iv) health and dental insurance continuation through March 31, 2016. This separation agreement includes a general release of claims in favor of the Company.

Potential Payments Upon Termination or Change-in-Control

The table below details the potential payments to the executives under the circumstances of termination that is listed. The amounts listed in the table represent the total payment to be made for that compensation/benefit element, not an annual amount. In accordance with the rules of the Securities Exchange Commission, the table below is prepared as if the relevant event occurred on December 31, 2015; based on the compensation arrangements in place for each named executive officer as of that date.

Payments and Benefits	Name	Voluntary		Involuntary
		Employee Termination Without Good Reason	Employee Termination upon Company Breach	Termination Without Cause	Termination for Cause	Termination upon Death or Disability(5)	Change of Control Without Termination(6)	Termination after Change-in-Control(7)
Cash Severance(1)	Marth	—	1,300,000	1,300,000	—	—	—	1,300,000
	Ladin	—	400,000	400,000	—	—	—	600,000
	Henderson	—	390,000	390,000	—	—	—	585,000
	Hagen	—	365,000	365,000	—	—	—	547,500
	Svokos	—	412,000	412,000	—	—	—	618,000
Bonus Component(1)	Marth	—	—	—	—	—	—	422,500
	Ladin	—	—	—	—	—	200,000	200,000
	Henderson	—	—	—	—	—	195,000	195,000
	Hagen	—	—	—	—	—	182,500	182,500
	Svokos	—	—	—	—	—	206,000	206,000
Stock Options(2)	Marth	—	—	—	—	—	—	—
	Ladin	—	236,250	236,250	—	—	289,668	289,668
	Henderson	—	__	__	—	—	660,763	660,763
	Hagen	—	—	—	—	—	557,009	557,009
	Svokos	—	639,974	639,974	—	—	899,475	899,475
Restricted Stock(2)	Marth	—	—	—	—	—	4,531,636	4,531,636
	Ladin	—	496,250	496,250	—	—	671,406	671,406
	Henderson	—	—	—	—	—	736,316	736,316
	Hagen	—	—	—	—	—	614,695	614,695
	Svokos	—	397,000	397,000	—	—	1,023,962	1,023,962
Health Care Benefits(3)	Marth	—	—	—	—	—	—	—
	Ladin	—	8,340	8,340	—	8,340	—	8,340
	Henderson	—	11,511	11,511	—	11,511	—	11,511
	Hagen	—	11,511	11,511	—	11,511	—	11,511
	Svokos	—	11,511	11,511	—	11,511		11,511
Outplacement(4)	Marth	—	12,000	12,000	—	—	—	12,000
	Ladin	—	12,000	12,000	—	—	—	12,000
	Henderson	—	12,000	12,000	—	—	—	12,000
	Hagen	—	12,000	12,000	—	—	—	12,000
	Svokos	—	12,000	12,000	—	—	—	12,000
Total	Marth	—	1,312,000	1,312,000	—	—	4,531,636	6,266,136
	Ladin	—	1,152,840	1,152,840	—	8,340	1,161,074	1,781,414
	Henderson	—	413,511	413,511		11,511	1,592,079	2,200,590
	Hagen	—	388,511	388,511		11,511	1,354,204	1,925,215
	Svokos	—	1,472,485	1,472,485		11,511	2,129,437	2,770,948

(1)	For details relating to the employment agreements with our named executive officers, see the “Agreements with Named Executive Officers” section above.
(2)	This amount represents the intrinsic value (that is, the value based upon the Company’s stock price on December 31, 2015 of $19.85 per share), and in the case of options minus the exercise price of equity awards that would become exercisable as of December 31, 2015. Each of Ms. Ladin and Mr. Svokos has a provision in his or her employment agreement which requires accelerated vesting of certain options and restricted stock granted in the event his or her employment is terminated under certain circumstances. For additional details relating to the employment agreements with our named executive officers, see the “Agreements with Named Executive Officers” section above.
(3)	The amounts indicated are equal to the cost to the Company minus employee paid premiums for the executive’s health and dental insurance premiums. In 2015, such cost to the Company for health and dental insurance is calculated at $959/month for family coverage.
(4)	The amount shown in this row represents the value of services provided by a third party to assist the executives in obtaining a new position. The Company utilizes a global employment transition service firm to provide outplacement job search assistance to terminated executives. The fee listed reflects the negotiated outplacement fee to assist a senior executive in his or her job search for a period of one year.
(5)	Each executive’s employment agreement provides that “upon death or disability,” the executive would receive a pro rata non-equity incentive award based on the number of days the executive worked in the year prior to death or disability.
(6)	Upon a change of control without termination, each executive’s employment agreement contains a provision wherein all outstanding stock options, restricted stock, or other equity awards immediately vest. In the case of Mr. Marth’s employment agreement, this provision is effective following the first year of Mr. Marth’s employment. In addition, each executive, except Mr. Marth, is entitled to receive upon the change of control a lump sum equal to the executive’s pro rata target cash bonus for the year in which the change of control occurred (as such cash bonus may be set forth in the Company’s bonus plan for such year and calculated assuming target achievement of corporate and personal goals); such pro rata amount to be determined based on the actual date of the closing of such change of control transaction.
(7)	Each executive’s employment agreement contains a “double-trigger” provision wherein a change-in-control event coupled with a termination within twenty-four (24) months results in the amounts reflected in this column.
(8)	Michael M. Nolan separated from the Company effective March 31, 2015 and was not eligible for any payments in the event of a Change-in-Control at fiscal year ended 2015.

COMPENSATION OF DIRECTORS

Our Chief Executive Officer who is also a director receives no additional compensation for his services as a director. Our directors are compensated in accordance with a compensation policy that has been approved by the Compensation Committee of the Board of Directors. In 2015, the Company’s current independent compensation consultants, Cook, presented information to the Compensation Committee regarding each component of compensation and information regarding total compensation versus the competitive market using the Peer Group, which was last updated in 2014. Taking into consideration Cook’s findings and recommendations, a summary of 2015 director compensation is as follows:

Director Annual Compensation

▪ Annual Stock/Option Grant divided equally between restricted stock and options	$90,000
• Grant of non-qualified stock options of Common Stock with an exercise price equal to the fair market value on the date of grant
• Grant of restricted stock with a vesting period of one year from the date of grant
▪ Board Member Annual Fee	$45,000
• Annual fee includes up to 8 meetings per year
• For more than 8 board meetings per year, an additional:
• $2,000 will be paid for meetings, and an additional
• $1,000 will be paid for teleconference calls
▪ Board Chairman Annual Fee	$55,000
Committee Chair Compensation

▪ Audit Committee Chairman Annual Fee	$20,000
▪ Compensation Committee Chairman Annual Fee	$15,000
▪ Nominating/Governance Committee Chairman Annual Fee	$15,000
• Annual fee for each committee includes up to 7 meetings per year
• For more than 7 committee meetings (per committee), an additional $1,000 will be paid for meetings, and an additional $500 will be paid for teleconference calls.
Committee Member Compensation (Non-Chair)

▪ Audit Committee Annual Fee	$10,000
▪ Compensation Committee Annual Fee	$7,500
▪ Nominating/Governance Committee Annual Fee	$7,500
• For more than 7 committee meetings (per committee), an additional $1,000 will be paid for meetings, and an additional $500 will be paid for teleconference calls.

Non-employee directors also are reimbursed for reasonable expenses incurred in attending Board of Directors and Committee meetings. Directors receive no additional compensation for informal board or committee meetings.

The Board of Directors requires non-employee directors to own Common Stock of the Company. The Board of Directors adopted a policy requiring that the annual fee paid to each non-employee director will be paid half in cash and half in a grant of Common Stock of the Company until such time as such director holds Common Stock of the Company having a fair market value of at least $100,000. At that time, the non-employee director may receive a greater portion of his or her annual retainer fee in the form of cash. At any time, non-employee directors may choose to receive a greater portion of their annual retainer fee in the form of Common Stock.

The Company does not provide termination or change of control agreements for non-employee directors, nor are any perquisites or life insurance premium payments offered to the directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	All Other Compensation ($)(4)	Total ($)
Thomas E. D’Ambra, Ph.D.	100,000	45,000	45,000	904,756	1,094,756
Veronica G.H. Jordan, Ph.D.(7)	70,000	45,000	45,000	—	160,000
Gabriel Leung(6)	55,000	45,000	45,000	—	145,000
Kevin O’Connor	22,500	90,000	45,000	—	157,500
Arthur J. Roth, CPA	72,500	45,000	45,000	—	162,500
Una S. Ryan, Ph.D., O.B.E.	37,500	67,500	45,000	—	150,000
Gerardo Gutierrez(8)	—	—	—	—	—

(1)	Directors’ annual retainer is paid 50% in cash and 50% in Common Stock until such time as the director holds Common Stock with a minimum value of at least $100,000. At any time, non-employee Directors may choose to receive a greater portion of their annual retainer fee in the form of Common Stock. Award values in the column labeled Stock Awards reflect such payments.
(2)	This column represents the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. Fair value is calculated using the average of the high and low price on the date of the stock award grant.
(3)	This column represents the aggregate grant date fair value of stock options granted to the directors in 2015. The fair value was estimated using the Black-Scholes option-pricing model in accordance with the FASB ASC Topic 718. The following non-employee directors have outstanding option awards as of the 2015 fiscal year-end: Dr. Jordan (86,449), Mr. Leung (56,449), Mr. O’Connor (86,449), Mr. Roth (86,449), and Dr. Ryan (86,449).
(4)	The Company maintains a Technology Development Incentive Plan. Dr. D’Ambra is entitled to payments under the Company’s Technology Development Incentive Plan for amounts paid to the Company under the license agreement with Sanofi-Aventis. During 2015, Dr. D’Ambra received payments in the aggregate amount of $904,756 under this plan. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 30, 2016 for information on the Company’s licensing agreement with Sanofi-Aventis.
(5)	David H. Deming, Kenneth Hagen and Anthony J. Maddaluna were appointed to the Company’s Board of Directors in 2016 and therefore did not receive any compensation in 2015.
(6)	Gabriel Leung resigned from the Company’s Board of Directors in 2016.
(7)	Veronica G.H. Jordan, Ph.D. will not stand for re-election at the end of her current term on the date of the 2016 Annual Meeting.
(8)	Mr. Gutierrez became a member of the Board of Directors effective July 16, 2015, and did not receive Board compensation in 2015.

Compensation Committee Interlocks and Insider Participation

During 2015, Dr. Jordan, Dr. Ryan and Mr. O’Connor served as members of the Compensation Committee. During the last year, no executive officer of the Company served as: (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Related Party Transactions

Dr. D’Ambra is entitled to payments under the Company’s Technology Development Incentive Plan for amounts paid to the Company under the license agreement with Sanofi-Aventis, including 10% of all royalties paid to the Company. During 2015, Dr. D’Ambra received payments in the aggregate amount of $904,756 under this plan. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 30, 2016 for information on the Company’s licensing agreement with Sanofi-Aventis.

During 2015, Mr. O’Connor served on the Board of Directors of First Light Fiber, formally Tech Valley Communications, a telecommunications company which services the Albany, New York region. During 2015, First Light Fiber was one of the providers of telephone and internet services to the Company. First Light Fiber was paid approximately $142,000 for services rendered to the Company in 2015.

Mr. Marth was previously President and Chief Executive Officer of a global pharmaceutical company to which the Company provided a variety of services in 2015. The Company received approximately $3,400,000 in contract revenue from this customer in 2015. Mr. Marth serves as the Chairman of the Board for Sorrento Therapeutics and the Company received approximately $65,000 from this customer in 2015.

Mr. Maddaluna was appointed by the Board of Directors effective February 4, 2016 and is Executive Vice President, Pfizer Inc. and President, Pfizer Global Supply. The Company received approximately $5,520,000 for services rendered to Pfizer, Inc. and its affiliates in 2015.

Mr. Deming was appointed to the Board of Directors effective February 17, 2016 and is on the Board of Directors of Sorrento Therapeutics. The Company, as discussed above, received approximately $65,000 from Sorrento Therapeutics for services rendered in 2015.

AUDIT COMMITTEE REPORT

The Audit Committee reviews AMRI’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. KPMG LLP, our Company’s independent auditor for 2015, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, KPMG will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is also responsible for the review and approval of related-party transactions that are required to be disclosed under Item 404 of Regulation S-K. Pursuant to the Company’s Corporate Governance Guidelines, the Board evaluates all relationships between the Company and each director in light of relevant facts and circumstances for determining if any relationship exists that might interfere with a Director’s ability to satisfy his or her responsibilities as an independent Director. The Audit Committee has reviewed and approved such related-party transaction disclosed herein.

The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2015, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by professional standards. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to AMRI and its affiliates are compatible with KPMG’s independence. Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2015 be included in our Annual Report on Form 10-K for 2015. This report is provided by the following independent directors, who comprise the Audit Committee:

Audit Committee

Arthur J. Roth, Chairman
David H. Deming
Veronica G.H. Jordan, Ph.D.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 14, 2016 of (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s Common Stock, (ii) the directors and executive officers of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent(2)
Executive Officers
William S. Marth(3)	440,305	1.2%
Felicia I. Ladin(4)	50,178	*
Lori M. Henderson(5)	180,996	*
Steven R. Hagen, Ph.D.(6)	50,507	*
George Svokos(7)	163,816	*
Directors
Thomas E. D’Ambra, Ph.D.(8)	2,562,074	7.2%
David H. Deming(9)	—	*
Veronica G.H. Jordan, Ph.D.(10)	124,190	*
Gabriel Leung(11)	87,765	*
Anthony J. Maddaluna, B.S.Ch.E, M.B.A.(12)	—	*
Kevin O’Connor(13)	131,550	*
Arthur J. Roth, CPA(14)	125,944	*
Una S. Ryan, Ph.D., O.B.E.(15)	121,088	*
Gerardo Gutierrez(16)	2,200,000	6.2%
All executive officers and directors as a group	6,238,413	17.5%
Five Percent Stockholders
Constance M. D’Ambra(17)	2,350,318	6.6%
Bessemer Trust Company of Delaware N.A.(18)	3,873,289	10.8%
BlackRock, Inc.(19)	2,940,251	8.2%
Visium Balanced Master Fund, Ltd.(20)	2,098,800	5.9%
Vaughan Nelson Investment Management, L.P.(21)	1,821,783	5.1%
Dimensional Fund Advisors LP(22)	1,806,634	5.1%

*	Less than 1%
(1)	The address of all listed Executive Officers and Directors is c/o Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12203.
(2)	All percentages have been determined as of April 14, 2016 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting and/or investment power with respect to the Company’s shares of Common Stock. Unless otherwise indicated, to the knowledge of the Company, the named person possesses sole voting and investment power with respect to their shares. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after April 14, 2016. For purposes of computing the percentage of outstanding shares of the Company’s Common Stock held by each person or group of persons named above, any shares of Common Stock which such person or persons has or have the right to acquire within 60 days after April 14, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 14, 2016, a total of 35,703,100 shares of Common Stock were issued and outstanding.

(3)	Mr. Marth’s beneficial ownership includes no shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and 203,492 shares of restricted stock that vest more than 60 days following the record date.
(4)	Ms. Ladin’s beneficial ownership includes 23,520 shares subject to options which are or become exercisable within 60 days of the record date, no shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and 26,471 shares of restricted stock that vest more than 60 days following the record date.
(5)	Ms. Henderson’s beneficial ownership includes 135,932 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and 35,409 shares of restricted stock that vest more than 60 days following the record date.
(6)	Dr. Hagen’s beneficial ownership includes 20,570 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and 23,464 shares of restricted stock that vest more than 60 days following the record date.
(7)	Mr. Svokos’s beneficial ownership includes 86,021 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and 38,659 shares of restricted stock that vest more than 60 days following the record date.
(8)	Includes shares owned jointly by Dr. and Mrs. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes shares held by the Bessemer Trust Company of Delaware N.A. (“Bessemer”), as to which shares Dr. D’Ambra does not have or share the power to vote or dispose. Dr. and Mrs. D’Ambra may be deemed to beneficially own additional shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Dr. D’Ambra disclaims beneficial ownership of the Trust Shares, and this report shall not be deemed an admission that he is the beneficial owner of the Trust Shares, except to the extent of his pecuniary interest, if any, in the Trust Shares. Dr. D’Ambra’s beneficial ownership includes 74,082 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and 105,874 shares of restricted stock that vest more than 60 days following the record date.
(9)	Mr. Deming was appointed to the Board of Directors effective February 17, 2016 and as of the record date has no options or restricted stock that vest within 60 days of the record date.
(10)	Dr. Jordan’s beneficial ownership includes 86,449 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date and no shares of restricted stock that vest more than 60 days following the record date.
(11)	Mr. Leung’s retired from the Board of Directors effective February 3, 2016. His beneficial ownership number is based on the Company’s records as of February 3, 2016. Mr. Leung’s beneficial ownership includes 56,449 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and no shares of restricted stock that vest more than 60 days following the record date.
(12)	Mr. Maddaluna was appointed to the Board of Directors effective February 4, 2016 and as of the record date has no options or restricted stock that vest within 60 days of the record date.
(13)	Mr. O’Connor’s beneficial ownership includes 86,449 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and no shares of restricted stock that vest more than 60 days following the record date.
(14)	Mr. Roth’s beneficial ownership includes 86,449 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and no shares of restricted stock that vest more than 60 days following the record date.
(15)	Dr. Ryan’s beneficial ownership includes 86,449 shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and no shares of restricted stock that vest more than 60 days following the record date.
(16)	Mr. Gutierrez’s beneficial ownership includes no shares subject to options which are or become exercisable within 60 days of the record date, no shares of restricted stock that vest within 60 days of the record date, and no shares of restricted stock that vest more than 60 days following the record date.
(17)	Includes shares jointly owned with her spouse, Dr. Thomas E. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes shares held by the Bessemer Trust Company of Delaware N.A. (“Bessemer”), as to which shares Mrs. D’Ambra does not have or share the power to vote or dispose. Dr. and Mrs. D’Ambra may be deemed to beneficially own additional shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Mrs. D’Ambra disclaims beneficial ownership of the Trust Shares, and this report shall not be deemed an admission that she is the beneficial owner of the Trust Shares, except to the extent of her pecuniary interest, if any, in the Trust Shares. The address for Mrs. D’Ambra is c/o Albany Molecular Research, Inc. 26 Corporate Circle, P.O. Box 15098, Albany, New York 12203.
(18)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 16, 2016. Includes (i) 1,291,095.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Abigail D’Ambra, (ii) 1,291,096.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Geoffrey D’Ambra, and (iii) 1,291,096.66 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Agatha D’Ambra, based on information provided by the trustee of the above three trusts, Bessemer Trust Company of Delaware N.A. (“Bessemer”). Bessemer has voting and dispositive power (based on directions provided by David D’Ambra as the “Trustee” under the trusts) and, accordingly, Bessemer and Mr. D’Ambra are the beneficial owners of all shares held by the above three trusts. The address is 1007 Orange Street, Suite 1450, Wilmington, DE 19801. Bessemer and Mr. D’Ambra disclaim any pecuniary interest in the shares held by the above three trusts.
(19)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on January 20, 2016 by BlackRock, Inc. The address of BlackRock, Inc. is 40 East, New York, New York 10022.
(20)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 12, 2016 by Visium Balanced Master Fund, Ltd. (“VBMF”), VBMF beneficially owns 2,098,800 shares with shared power to vote and dispose of the same. Each of Visium Asset Management, LP (“VAM”), as investment manager to VAM, JG Asset, LLC (“JG Asset”), as general partner to VAM, and Jacob Gottlieb, as managing member of JG Asset, may be deemed to beneficially own the 2,098,800 shares held by VBMF. The address for VBMF, VAM, JG Asset and Gottlieb is c/o Visium Asset Management, LP, 888 Seventh Avenue, New York, NY 10019.
(21)	Based on information set for in the Schedule 13G filed under the Exchange Act on February 10, 2016 by Vaughan Nelson Investment Management, L.P. (“VNIM, L.P.”) and Vaughan Nelson Investment Management, Inc. (“VNIM, Inc.”), VNIM, L.P. and VNIM, Inc. beneficially own 1,821,783 shares. The address is 600 Travis Street, Suite 6300, Houston, Texas 77002.
(22)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. Solicitation by officers and employees of the Company may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may, if required, engage a proxy solicitation firm to assist in soliciting proxies by telephone, telegram or mail. In such event, the Company would pay the entire cost of such solicitation which would be expected to be less than $10,000.

HOUSEHOLDING OF PROXY MATERIALS

Our 2015 Annual Report, including audited financial statements for the fiscal year ended December 31, 2015, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one proxy statement to multiple Stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if our Company has received contrary instructions from one or more of the Stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any Stockholder who sends a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori M. Henderson, Secretary. If your household is receiving multiple copies of the Company’s Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Secretary. Phone (518) 512-2000.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of stockholders must be received in writing by the Company by December 29, 2016. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, Attention: Secretary.

Stockholder proposals intended to be presented at the 2017 annual meeting of stockholders, other than Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, together with all supporting documentation required by the Company’s Amended and Restated By-laws, not earlier than February 3, 2017 nor later than March 20, 2017; provided, however, that in the event that the annual meeting is scheduled to be held before May 2, 2017 or after July 31, 2017, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company’s Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission’s rules governing the exercise of this authority.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On behalf of AMRI and its affiliates, the Audit Committee of the Board retained KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2015. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. The chair of the Audit Committee is authorized to pre-approve any audit and non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full Committee at its next regularly scheduled meeting. The aggregate fees billed by KPMG in 2015 and 2014 for these various services were:

Type of Fees	2015	2014
	($’s in 000’s)
Audit Fees	$2,157	$1,382
Audit-Related Fees	$252	$101
Tax Fees	$2	$2
All Other Fees	—	—
Total Fees	$2,411	$1,485

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that AMRI paid to KPMG for the audit of AMRI’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of AMRI’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements including local reporting requirements in Spain, India, the United Kingdom, and Singapore. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of AMRI’s financial statements and internal control over financial reporting. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Representatives from KPMG will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, the Company believes that all Section 16 filing requirements were satisfied for 2015.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Appendix A
ALBANY MOLECULAR RESEARCH, INC.
SENIOR EXECUTIVE CASH INCENTIVE BONUS PLAN

SECTION 1.  PURPOSE

This Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Albany Molecular Research, Inc. (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below). Bonus payments under the Incentive Plan are intended to be “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) if paid to a Covered Executive who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 2.  COVERED EXECUTIVES

From time to time, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may select certain key executives and other key employees (the “Covered Executives”) to participate in the Incentive Plan. Participation in this Incentive Plan does not change the “at will” nature of a Covered Executive’s employment with the Company and participation in the Incentive Plan in one performance period does not guarantee participation in subsequent performance periods.

SECTION 3.  ADMINISTRATION

The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan. Each member of the Compensation Committee shall be an “outside director” within the meaning of Section 162(m) of the Code.

SECTION 4.  BONUS DETERMINATIONS

(a) Performance Goals.  A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of one or more performance objectives that are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries, units, divisions or groups (the “Performance Goals”), including, but not limited to, the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Company’s common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital assets, equity or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of common stock of the Company, sales or market shares and number of customers, customer satisfaction, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured either in accordance with GAAP or in accordance with pro forma measures as established by the Company and communicated to the shareholders of the Company. Within the first 90 days of each performance period (or, if shorter, within one-quarter of the performance period if the period is shorter than one year), the Compensation Committee shall select the Performance Goals applicable for each Covered Executive for the performance period. The Performance Goals may differ from Covered Executive to Covered Executive.

(b) Calculation of Performance Goals.  At the beginning of each applicable performance period, the Compensation Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Covered Executive, including a change in accounting standards or an acquisition or disposition during the fiscal year in question. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Compensation Committee at the beginning of the performance period and which is consistently applied with respect to a Performance Goal in the relevant performance period.

(c) Target; Threshold; Superior.  Each Performance Goal shall have a “target” (100 percent attainment of the Performance Goal) and may also have a “threshold” hurdle and/or a “superior” payment amount. In the event that the actual corporate performance shall fall between any of the levels set forth for achievement, linear interpolation shall be used to determine the actual payout under each Performance Goal.

(d) Bonus Requirements.   (i) Any bonuses paid to “covered employees” who are also Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee and communicated to each Covered Executive at the beginning of each performance period and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee certifies in writing whether, and to what extent, Performance Goals for the performance period have been achieved. Notwithstanding the foregoing, the Compensation Committee may apply negative discretion to reduce, but not increase, the amount of the bonuses payable to Covered Executives under the Incentive Plan.

(e) Individual Target Bonuses and Maximum Bonuses.  The Compensation Committee shall establish a target bonus opportunity for each Covered Executive for each performance period. The maximum amount of bonus for each Covered Executive in any performance period shall not exceed $5 million.

(f) Employment Requirement.  Subject to any additional terms contained in a written agreement between the Covered Executive and the Company, in the discretion of the Compensation Committee, the payment of a bonus to a Covered Executive with respect to a performance period may be conditioned upon the Covered Executive’s employment by the Company on the bonus payment date. If a Covered Executive was not employed for an entire performance period, the Compensation Committee may pro rate the bonus based on the number of days employed during such period.

SECTION 5.  TIMING OF PAYMENT

(a) With respect to Performance Goals established and measured on a basis more frequently than annually (e.g., quarterly or semi-annually), the Performance Goals will be measured at the end of each performance period after the Company’s financial reports with respect to such period(s) have been published. If the Performance Goals and/or individual goals for such period are met, payments will be made as soon as practicable following the end of such period, but not later 74 days after the end of the fiscal year in which such performance period ends.

(b) With respect to Performance Goals established and measured on an annual or multi-year basis, Performance Goals will be measured as of the end of each such performance period (e.g., the end of each fiscal year) after the Company’s financial reports with respect to such period(s) have been published. If the Performance Goals and/or individual goals for any such period are met, bonus payments will be made as soon as practicable, but not later than 74 days after the end of the relevant fiscal year.

(c) For the avoidance of doubt, bonuses earned at any time in a fiscal year must be paid no later than 74 days after the last day of such fiscal year.

SECTION 6.  WITHHOLDING

Distributions pursuant to this Incentive Plan an shall be subject to all applicable withholding and other taxes and all contributions or deductions required by law to be deducted or withheld in accordance with procedures established by the Company.

SECTION 7.  AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion; provided, however, that amendments shall be subject to stockholder approval to the extent required by Section 162(m) of the Code. In the case of any Covered Executive employed outside the United States, the Company may vary the provisions of this Incentive Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

SECTION 8.  GOVERNING LAW

This Incentive Plan shall be governed by the laws of the State of Delaware.

SECTION 9.  STOCKHOLDER APPROVAL

DATE APPROVED BY BOARD OF DIRECTORS:	February 5, 2016
DATE APPROVED BY STOCK HOLDERS:

Albany Molecular Research, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 31, 2016.

Vote by Internet

- Go to **www.investorvote.com/amri**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" Proposals 2 – 4.

1. The Board of Directors have nominated two members to serve for a three year term.
   Nominees:

Nominee	For	Withhold
01 - Class III director Thomas E. D'Ambra, Ph.D. for election.	☐	☐
02 - Class III director David H. Deming for election.	☐	☐
03 - Class III director Gerardo Gutierrez for election.	☐	☐

Proposal	For	Against	Abstain
2. A ratification of the Company's selection of KPMG LLP as the independent registered public accounting firm for the 2016 fiscal year.	☐	☐	☐
3. Proposal to approve the Senior Executive Cash Incentive Bonus Plan.	☐	☐	☐
4. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐

In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person of the stockholders' corporation or partnership, stating his or her title or authority.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02CM3B

Electronic versions of the Albany Molecular Research, Inc. Annual Report and Proxy Statement are available at www.amriglobal.com/investor_relations

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ALBANY MOLECULAR RESEARCH, INC.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBANY MOLECULAR RESEARCH, INC.

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, EACH DATED APRIL 28, 2016, AND HEREBY CONSTITUTES AND APPOINTS WILLIAM S. MARTH AND LORI M. HENDERSON (THE "PROXIES") AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE AND TO ACT ALONE, AND AUTHORIZES EACH OF THEM ACTING SINGLY, TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY CARD, ALL SHARES OF COMMON STOCK OF ALBANY MOLECULAR RESEARCH, INC., HELD OF RECORD BY THE UNDERSIGNED ON APRIL 14, 2016, AT THE 2016 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON WEDNESDAY, JUNE 1, 2016 AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RESOLUTIONS 1, 2, 3 AND 4 APPEARING ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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